Execution version 1 BOND TERMS FOR Borr Drilling Limited USD 250,000,000 5.00 per cent. senior unsecured convertible bonds 2023/2028 ISIN NO0012828187 ISIN NO0012829730 (Temporary Bonds) DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

2 Contents Clause Page 1. INTERPRETATION ............................................................................................... 4 2. THE BONDS ......................................................................................................... 25 3. THE BONDHOLDERS ......................................................................................... 26 4. ADMISSION TO LISTING OR TRADING ......................................................... 26 5. REGISTRATION OF THE BONDS ..................................................................... 27 6. CONDITIONS FOR DISBURSEMENT............................................................... 27 7. REPRESENTATIONS AND WARRANTIES ..................................................... 28 8. PAYMENTS IN RESPECT OF THE BONDS ..................................................... 30 9. INTEREST ............................................................................................................. 33 10. REDEMPTION AND REPURCHASE OF BONDS ............................................ 33 11. PURCHASE AND TRANSFER OF BONDS ....................................................... 37 12. CONVERSION TERMS ....................................................................................... 37 13. ADJUSTMENT OF THE CONVERSION PRICE ............................................... 43 14. MERGER ............................................................................................................... 55 15. INFORMATION UNDERTAKINGS ................................................................... 55 16. GENERAL UNDERTAKINGS ............................................................................ 57 17. EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS ................ 58 18. BONDHOLDERS’ DECISIONS .......................................................................... 61 19. THE BOND TRUSTEE ......................................................................................... 66 20. AMENDMENTS AND WAIVERS ...................................................................... 69 21. MISCELLANEOUS .............................................................................................. 70 22. GOVERNING LAW AND JURISDICTION ........................................................ 72 ATTACHMENT 1 COMPLIANCE CERTIFICATE DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

3 IMPORTANT NOTICE THIS DOCUMENT IS NOT AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF ANY OFFER TO BUY SECURITIES. SOLELY FOR THE PURPOSES OF THE PRODUCT GOVERNANCE REQUIREMENTS CONTAINED WITHIN: (A) EU DIRECTIVE 2014/65/EU ON MARKETS IN FINANCIAL INSTRUMENTS, AS AMENDED (“MIFID II”); (B) ARTICLES 9 AND 10 OF COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 SUPPLEMENTING MIFID II; AND (C) LOCAL IMPLEMENTING MEASURES (TOGETHER, THE “MIFID II PRODUCT GOVERNANCE REQUIREMENTS”), AND DISCLAIMING ALL AND ANY LIABILITY, WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, WHICH ANY “MANUFACTURER” (FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE REQUIREMENTS) MAY OTHERWISE HAVE WITH RESPECT THERETO, THE BONDS HAVE BEEN SUBJECT TO A PRODUCT APPROVAL PROCESS, WHICH HAS DETERMINED THAT: (I) THE TARGET MARKET FOR THE BONDS IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE BONDS TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE BONDS (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE BONDS (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. THE TARGET MARKET ASSESSMENT IS WITHOUT PREJUDICE TO THE REQUIREMENTS OF ANY CONTRACTUAL OR LEGAL SELLING RESTRICTIONS IN RELATION TO ANY OFFERING OF THE BONDS. FOR THE AVOIDANCE OF DOUBT, THE TARGET MARKET ASSESSMENT DOES NOT CONSTITUTE: (A) AN ASSESSMENT OF SUITABILITY OR APPROPRIATENESS FOR THE PURPOSES OF MIFID II; OR (B) A RECOMMENDATION TO ANY INVESTOR OR GROUP OF INVESTORS TO INVEST IN, OR PURCHASE, OR TAKE ANY OTHER ACTION WHATSOEVER WITH RESPECT TO THE BONDS. THE BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF MIFID II; OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION. THE NOTES MAY BE OFFERED OR SOLD IN BERMUDA ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE INVESTMENT BUSINESS ACT 2003, THE EXCHANGE CONTROL ACT 1972 AND THE COMPANIES ACT 1981 AND REGULATIONS PROMULGATED THEREUNDER, WHICH REGULATE THE SALE OF SECURITIES IN BERMUDA. ADDITIONALLY, NON-BERMUDIAN PERSONS (INCLUDING COMPANIES) MAY NOT CARRY ON OR ENGAGE IN ANY TRADE OR BUSINESS IN BERMUDA UNLESS SUCH PERSONS ARE PERMITTED TO DO SO UNDER APPLICABLE BERMUDA LEGISLATION. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

4 BOND TERMS between ISSUER: Borr Drilling Limited, a Bermuda exempted company having registration number 51741 and LEI-code 213800J2JPCTXLHQ5R78; and BOND TRUSTEE: Nordic Trustee AS, a company existing under the laws of Norway with registration number 963 342 624 and LEI-code 549300XAKTM2BMKIPT85. DATED: 6 February 2023 These Bond Terms shall remain in effect for so long as any Bonds remain outstanding. 1. INTERPRETATION 1.1 Definitions The following terms will have the following meanings: “Additional Cash Amount” shall have the meaning given to it in Clause 13.3 (Retroactive Adjustments). “Additional Shares” shall have the meaning ascribed to such term in Clause 13.3 (Retroactive Adjustments). “Affiliate” means, in relation to any person: (a) any person which is a Subsidiary of that person; (b) any person with Decisive Influence over that person (directly or indirectly); and (c) any person which is a Subsidiary of an entity with Decisive Influence over that person (directly or indirectly). “Annual Financial Statements” means the audited consolidated annual financial statements of the Issuer for any financial year, prepared in accordance with GAAP, such financial statements to include a profit and loss account, balance sheet, cash flow statement and report of the board of directors. “Applicable Date” means (i) in respect of any exercise of Conversion Rights, the Conversion Date in respect of such exercise of Conversion Rights, and (ii) in respect of any exercise of Settlement Rights, the Settlement Notice Date in respect of such exercise of Settlement Rights. “Applicable Reference Date” shall have the meaning given to it in Clause 13.3 (Retroactive Adjustments). “Attachment” means any schedule, appendix or other attachment to these Bond Terms. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

5 “Bond Currency” means the currency in which the Bonds are denominated, as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds). “Bond Terms” means these terms and conditions, including all Attachments which form an integrated part of these Bond Terms, in each case as amended and/or supplemented from time to time. “Bond Trustee” means the company designated as such in the preamble to these Bond Terms, or any successor, acting for and on behalf of the Bondholders in accordance with these Bond Terms. “Bond Trustee Fee Agreement” means the agreement entered into between the Issuer and the Bond Trustee relating, among other things, to the fees to be paid by the Issuer to the Bond Trustee for the services provided by the Bond Trustee relating to the Bonds. “Bondholder” means a person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to Clause 3.3 (Bondholders’ rights). “Bondholder Redemption Option” shall have the meaning ascribed to such term in Clause 10.2 (Redemption at the option of a Bondholder due to a Change of Control Event). “Bondholder Taxes” shall have the meaning ascribed to such term in Clause 12.2 (Procedure for exercise of Conversion Rights). “Bondholders’ Meeting” means a meeting of Bondholders as set out in Clause 18 (Bondholders’ Decisions). “Bonds” means the debt instruments issued by the Issuer pursuant to these Bond Terms. “Business Day” means a day on which both the relevant CSD settlement system is open, and the relevant settlement system for the Bond Currency is open. “Business Day Convention” means that if the last day of any Interest Period originally falls on a day that is not a Business Day, no adjustment will be made to the Interest Period. “Calculation Agency Agreement” means the calculation agency agreement dated 3 February 2023 and entered into by the Issuer and the Calculation Agent whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds. “Calculation Agent” means Conv-Ex Advisors Limited and such expression shall include any successor as calculation agent under the Calculation Agency Agreement. “Cash Settled Shares” means, in respect of any exercise of (i) a Settlement Right by a Bondholder, the number of Shares determined by dividing the Nominal Amount of the relevant Bonds by the Conversion Price (or, where the provisions of paragraph (c) of Clause 10.3 (Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions) apply following the occurrence of a Change of Control Event, the relevant Change of Control Conversion Price) in effect on the relevant Settlement Notice Date; or (ii) the Conversion Right by a Bondholder in respect of which a Cash Settlement Election is made by the Issuer, such number of Shares (which shall be a whole DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

6 number of Shares and not exceed the number of Reference Shares) as is specified by the Issuer in its sole discretion in the relevant Cash Settlement Election Notice in accordance with Clause 12.7. “Cash Settlement Amount” means, in respect of any exercise of a Settlement Right by a Bondholder or any exercise of the Conversion Right by a Bondholder in respect of which a Cash Settlement Election is made by the Issuer, an amount in USD (rounded to the nearest whole multiple of USD 0.01 (with USD 0.005 being rounded upwards)) determined by the Calculation Agent in accordance with the following formula and which shall be payable by the Issuer to a Bondholder in respect of the relevant Cash Settled Shares: 𝐶𝐶𝐶𝐶𝐶𝐶 = � 1 𝑁𝑁 𝑁𝑁 1 × 𝐶𝐶 × 𝑃𝑃𝑛𝑛 where: (i) CSA is the Cash Settlement Amount. (ii) S is the Cash Settled Shares. (iii) Pn is the Volume Weighted Average Price of a Share (converted into USD at the Prevailing Rate) on the nth Dealing Day of the Cash Settlement Calculation Period; and (iv) N is 20, being the number of Dealing Days in the Cash Settlement Calculation Period, provided that: (A) if any Dividend or other entitlement in respect of the Shares is announced whether on or prior to or after the relevant Applicable Date in circumstances where (i) the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Applicable Date, and (ii) if on any Dealing Day in the Cash Settlement Calculation Period the price determined as provided above is based on a price ex- such Dividend or other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Share as at the Ex-Date relating to such Dividend or entitlement, provided that where such Fair Market Value as aforesaid cannot be determined in accordance with these Bond Terms before the second Business Day before the date on which payment of the Additional Cash Amount is to be made, the relevant Volume Weighted Average Price as aforesaid shall be adjusted in such manner as determined in good faith to be appropriate by an Independent Adviser no later than such second Business Day before such payment date as aforesaid; (B) if any Additional Cash Amount is due in respect of the exercise of Settlement Rights or Conversion Rights, as the case may be, in respect of which the Cash Settlement Amount is being determined, any Volume Weighted Average Price on any Dealing Day falling in the relevant Cash Settlement Calculation Period but before the Applicable Reference Date shall be multiplied by the adjustment DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

7 factor (as determined pursuant to these Bond Terms) applied to the Conversion Price in respect of the relevant Retroactive Adjustment, all as determined in good faith by the Calculation Agent, provided that where such adjustment factor as aforesaid cannot be determined in accordance with these Bond Terms before the second Business Day before the date on which payment of the Additional Cash Amount is to be made, the relevant Volume Weighted Average Price as aforesaid shall be adjusted in such manner as determined in good faith to be appropriate by an Independent Adviser no later than such second Business Day before such payment date as aforesaid; and (C) if any doubt shall arise as to the calculation of the Cash Settlement Amount or if such amount cannot be determined as provided above, the Cash Settlement Amount shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider in good faith to be appropriate to give the intended result. “Cash Settlement Calculation Period” means: (i) in respect of any exercise of a Settlement Right by a holder, a period of 20 consecutive Dealing Days commencing on the second Dealing Day following the relevant Settlement Notice Date; or (ii) in respect of any exercise of the Conversion Right by a Bondholder in respect of which a Cash Settlement Election is made by the Issuer, a period of 20 consecutive Dealing Days commencing on the second Dealing Day following the relevant Cash Settlement Election Date. “Cash Settlement Date” shall have the meaning ascribed to such term in Clause 10.3 (Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions). “Cash Settlement Election” shall have the meaning provided in Clause 12.7 (Cash Settlement Election). “Cash Settlement Election Date” means the second Dealing Day following the relevant Conversion Date. “Cash Settlement Election Notice” shall have the meaning provided in Clause 12.7 (Cash Settlement Election). “Cash Settlement Ratio” means, in respect of an exercise of Conversion Rights that is the subject of a Cash Settlement Election, such number as is equal to (x) the Cash Settled Shares in respect of such exercise of Conversion Rights, divided by (y) the Reference Shares in respect of such exercise of Conversion Rights. “Chairperson” shall have the meaning ascribed to such term in Clause 18.2 (Procedure for arranging a Bondholders’ Meeting). “Change of Control Conversion Price” shall have the meaning ascribed to such term in Clause 10.2 (Redemption/conversion at the option of a Bondholder due to a Change of Control Event). DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

8 “Change of Control Event” means a person or group of persons acting in concert, directly or indirectly (including purchase, merger etc.) have acquired the right to cast, at a general meeting of shareholders of the Issuer, more than 50 per cent. of the voting rights of the Issuer. “Change of Control Period” means the period commencing on the date on which a Change of Control Event occurs and ending 60 calendar days following such date or, if later, 60 calendar days following the notification of a Change of Control Event (cf. paragraph (j) of Clause 15.4 (Information: Miscellaneous)). “Change of Control Put Date” means the settlement date for the Bondholder Redemption Option pursuant to Clause 10.2 (Redemption at the option of a Bondholder due to a Change of Control Event), being the fifth Business Day following the end of the Change of Control Period. “Clean-up Redemption Date” means the settlement date for the Issuer’s Redemption Option determined by the Issuer pursuant to Clause 10.5 (Redemption at the option of the Issuer due to low aggregate Nominal Amount outstanding - Clean-up call), or a date agreed upon between the Bond Trustee and the Issuer in connection with such redemption of Bonds. “Closing Price” means, in respect of a Share or any Security, Spin-Off Security, option, warrant or other right or asset on any Dealing Day in respect thereof, the closing price on the Relevant Stock Exchange on such Dealing Day of a Share or, as the case may be, such Security, Spin-Off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor ticker page) (using the setting “Last Price”, or any other successor setting and using values not adjusted for any event occurring after such Dealing Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, Spin-Off Security, option, warrant or other right or asset (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the Shares as at the Issue Date is BORR NO Equity HP), if available or, in any other case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day, provided that: (a) if on any such Dealing Day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of a Share, Security, option, warrant, or other right or asset, as the case may be, in respect of such Dealing Day shall be the Closing Price, determined by the Calculation Agent as provided above, on the immediately preceding such Dealing Day on which the same can be so determined, provided however that if such immediately preceding Dealing Day falls prior to the fifth day before the Original Date, the Closing Price in respect of such Dealing Day shall be considered to be not capable of being determined pursuant to this paragraph (a); and (b) if the Closing Price cannot be determined as aforesaid, the Closing Price of a Share, Security, option, warrant, or other right or asset, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Closing Price determined as aforesaid on or as at any such Dealing Day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such Dealing Day. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

9 “Compliance Certificate” means a statement substantially in the form as set out in Attachment 1 hereto. “Conversion Date” shall have the meaning ascribed to such term in Clause 12.2 (Procedure for exercise of Conversion Rights). “Conversion Notice” shall have the meaning ascribed to such term in Clause 12.2 (Procedure for exercise of Conversion Rights). “Conversion Period” means, subject to the Shareholder Resolution being duly passed at the SGM, the period commencing on (and including) the Conversion Right Start Date and ending on (and including) the 10th Business Day prior to the Maturity Date (or, if earlier, ending on (and including) the 10th Business Day prior to any earlier date fixed for redemption of the Bonds). “Conversion Price” shall have the meaning ascribed to such term in Clause 12.1 (Conversion Period and Conversion Price). “Conversion Right” shall have the meaning ascribed to such term in Clause 12.1 (Conversion Period and Conversion Price). “Conversion Right Conditions” means that on or before the Longstop Date (i) the Shareholder Resolution has been duly passed at the SGM; and (ii) the net proceeds of a new senior secured bond issue with gross proceeds of at least USD 100,000,000 have been released to the Issuer. “Conversion Right Start Date” shall have the meaning ascribed to such term in Clause 15.4 (Information: Miscellaneous). “CSD” means the central securities depository in which the Bonds are registered, being Verdipapirsentralen ASA (VPS). “CSD Account” means an account with the CSD in the name of the Issuer in which the Rollover Bonds will be held until disbursement of the funds from the Escrow Account (upon which the Rollover Bonds will be discharged), blocked and pledged in favour of the Bond Trustee (on behalf of the Bondholders holding Temporary Bonds). “CSD Account Pledge” means the first priority pledge over the Rollover Bonds held in the CSD Account. “Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the daily Volume Weighted Average Price of a Share on each of the 5 consecutive Dealing Days ending on the Dealing Day immediately preceding such date, as determined by the Calculation Agent, provided that: (a) for the purposes of determining the Current Market Price pursuant to paragraphs (d) or (f) of Clause 13.1 (Adjustments) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said 5 Dealing Day period (which may be on each of such five Dealing Days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five Dealing Days) the Volume DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

10 Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then: (i) if the Shares to be so issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement (or, where on each of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or (ii) if the Shares to be so issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement, in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, (b) for the purposes of any calculation or determination required to be made pursuant to paragraphs (a)(i) or (a)(ii) of the definition of “Dividend”, if on any of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum the relevant Dividend or capitalisation giving rise to the requirement to make such calculation or determination, the Volume Weighted Average Price on any such Dealing Day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the relevant cash Dividend as at the Ex- Date in respect of such Dividend, as determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and (c) for any other purpose, if any day during the said five Dealing Day period was the Ex- Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement. “Dealing Day” means a day on which the Relevant Stock Exchange is open for business and on which Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time) provided that, unless otherwise specified or the context otherwise requires, references to “Dealing Day” shall be a dealing day in respect of the Shares. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

11 “Decisive Influence” means a person having, as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly): (a) a majority of the voting rights in that other person; or (b) a right to elect or remove a majority of the members of the board of directors of that other person. “Default Notice” means a written notice to the Issuer as described in Clause 17.2 (Acceleration of the Bonds). “Default Repayment Date” means the settlement date set out by the Bond Trustee in a Default Notice requesting early redemption of the Bonds. “Defeasance Account” shall have the meaning ascribed to such term in Clause 21.4 (Defeasance). “Defeasance Amount” shall have the meaning ascribed to such term in Clause 21.4 (Defeasance). “Defeasance Pledge” shall have the meaning ascribed to such term in Clause 21.4 (Defeasance). “Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of a share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that: (a) where: (i) a Dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or delivery of Shares or other property or assets, or where an issue of Shares or other property or assets to Shareholders by way of a capitalisation of profits or reserves (including any share premium account or capital redemption reserve) is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Shares or, as the case may be, the Fair Market Value of such other property or assets, in any such case as at the Ex-Date in respect of the relevant Dividend or capitalisation (or, if later, the Dividend Determination Date), save that where a Dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or delivery of Shares or an issue of Shares to Shareholders by way of capitalisation of profits or reserves is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash where the number of Shares which may be issued or delivered is to be determined at a date or during a period following the last day on which such election can be made as aforesaid and is to be determined by DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

12 reference to a publicly available formula based on the closing price or volume weighted average price or any like or similar pricing benchmark of the Shares, without factoring in any discount or premium to such price or benchmark, then such Dividend shall be treated as a cash Dividend in an amount equal to the Fair Market Value of such cash amount on such date as such cash amount is determined as aforesaid; or (ii) there shall (other than in circumstances subject to paragraph (i) above) (A) be any issue of Shares or other property or assets to Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue or delivery is or is expressed to be in lieu of a Dividend in cash (whether or not a cash Dividend equivalent amount is announced) or a Dividend in cash is announced that is to be satisfied by the issue or delivery of Shares or other property or assets, or (B) any issue or delivery of Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) that is to be satisfied by the payment of cash, then, in the case of (A) the capitalisation or Dividend in question shall be treated as a cash Dividend of an amount equal to the Current Market Price of such Shares or, as the case may be, the Fair Market Value of such other property or assets as at the Ex-Date in respect of the relevant capitalisation (or, if later, the Dividend Determination Date), and, in the case of (B), the capitalisation in question shall be treated as a cash Dividend of an amount equal to the Fair Market Value of such cash amount as at the Ex-Date in respect of the relevant capitalisation (or, if later, the Dividend Determination Date), save that where an issue of Shares by way of capitalisation of profits or reserves is announced where such issue is or is expected to be in lieu of a Dividend in cash (in circumstances where the cash amount thereof is announced) or an issue of Shares by way of capitalisation of profits or reserves is announced that is to be satisfied by the payment of cash where the number of Shares to be issued or delivered or the amount of such payment of cash is to be determined at a date or during a period following such announcement and is to be determined by reference to a publicly available formula based on the closing price or volume weighted average price or any like or similar pricing benchmark of the Shares, without factoring in any discount or premium to such price or benchmark, then such capitalisation shall be treated as a cash Dividend in an amount equal to the Fair Market Value of such cash amount on such date as such cash amount is announced or determined as aforesaid; (b) any issue of Shares falling within paragraphs (a) or (b) of Clause 13.1 (Adjustments) shall be disregarded; (c) a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase, redemption or buy back of Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Share (before expenses) on any day (a “Specified Share Day”) in respect of such purchases, redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day), exceeds by more than 5 per cent. the Current Market Price of a Share: (i) on the Specified Share Day; or (ii) where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

13 a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Shares at some future date at a specified price or where a tender offer is made, on the date of such announcement or, as the case may be, on the date of first public announcement of such tender offer (and regardless of whether or not a price per Share, a minimum price per Share or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Shares purchased, redeemed or bought back by or on behalf of the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of such Current Market Price and (ii) the number of Shares so purchased, redeemed or bought back; (d) if the Issuer or any of its Subsidiaries (or any person on its or their behalf) shall purchase, redeem or buy back any depositary or other receipts or certificates representing Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Adviser; (e) where a dividend or distribution is paid or made to Shareholders pursuant to any plan or arrangement implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Bond Terms be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Bond Terms shall be construed accordingly; (f) where a Dividend in cash is declared which provides for payment by the Issuer to Shareholders in the Relevant Currency or an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise, it shall be treated as a Dividend in cash in the amount of such Relevant Currency or, as the case may be, an amount in such Relevant Currency, and in any other case it shall be treated as a Dividend in cash or, as the case may be, an amount in cash in the currency in which it is payable by the Issuer; (g) a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer, and any such determination shall be made in good faith by the Calculation Agent or where specifically provided, an Independent Adviser and, in either such case, on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit. “Dividend Determination Date” means, for the purposes of the definition of “Dividend”, the date on which the number of Shares or, as the case may be, amount of other property or assets, which may be issued or delivered is, or is capable of being, determined, and where determined by reference to prices or values or the like on or during a particular day or during a particular DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

14 period, the Dividend Determination Date shall be deemed to be such day or the last day of such period, as the case may be. “Escrow Account” means an account in the name of the Issuer, blocked and pledged on first priority as security for the Issuer’s obligations under the Finance Documents. “Escrow Account Pledge” means the pledge over the Escrow Account, where the Escrow Bank has waived any set-off rights. “Escrow Bank” means DNB Bank ASA. “Event of Default” means any of the events or circumstances specified in Clause 17.1 (Events of Default). “Ex-Date” means, in relation to any Dividend (including without limitation any Spin-Off), capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement, unless otherwise defined herein, the first Dealing Day on which the Shares are traded ex- the relevant Dividend, capitalisation, redesignation, reclassification, sub- division, consolidation, issue, grant, offer or other entitlement on the Relevant Stock Exchange (or, in the case of a Dividend which is a purchase, redemption or buy back of Shares (or, as the case may be, any depositary or other receipts or certificates representing Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, the date on which such purchase, redemption or buy back is made). “Exchange” means a securities exchange or other reputable market place for securities having satisfactory requirements as to listing and trading, where the Bonds and/or the Shares are listed or to which an application for listing of the Bonds and/or the Shares has been submitted. “Existing Bonds” means the Issuer’s existing USD 350,000,000 3.875 per cent. senior unsecured convertible bonds 2018/2023 (ISIN NO0010822935). “Fair Bond Value” means, in respect of each Bond, as determined by an Independent Adviser, the arithmetic average (rounded to the nearest whole multiple of USD 1, with USD 0.5 being rounded upwards) of the fair market values (as determined by such Independent Adviser to be appropriate on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including (without limitation) the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates, the credit spread on other relevant bonds of the Issuer (if any) and the terms of the Bonds, and assuming for this purpose that the Shareholder Resolution had been duly passed at the SGM prior to the start of the Fair Bond Value Calculation Period) of such Bond at the close of business on each Dealing Day during the Fair Bond Value Calculation Period. “Fair Bond Value Calculation Period” means the period of 5 consecutive Dealing Days commencing on (and including) the second Dealing Day following the date on which the Mandatory Redemption Event Notice is given. “Fair Market Value” means, on any date (the “FMV Date”): DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

15 (a) in the case of a cash Dividend, the amount of such cash Dividend, as determined in good faith by the Calculation Agent; (b) in the case of any other cash amount, the amount of such cash, as determined in good faith by the Calculation Agent; (c) in the case of Securities (including Shares), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined in good faith by the Calculation Agent or an Independent Adviser), the arithmetic mean of: (i) in the case of Shares or (to the extent constituting equity share capital) other Securities or Spin-Off Securities, for which a daily Volume Weighted Average Price (disregarding for this purpose paragraph (b) of the definition of “Volume Weighted Average Price”) can be determined, such daily Volume Weighted Average Price of the Shares or such other Securities or Spin-Off Securities; and (ii) in any other case, the Closing Price of such Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both paragraphs (i) and (ii) during the period of 5 Dealing Days for such Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such Dealing Day on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (d) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, all as determined in good faith by the Calculation Agent; and (d) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Stock Exchange of adequate liquidity (as aforesaid) or where otherwise provided in paragraph (c) above to be determined pursuant to this paragraph (d), an amount equal to the fair market value of such Securities, Spin- Off Securities, options, warrants or other rights or assets as determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiry date and exercise price or the like (if any) thereof. Such amounts shall (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) be translated into the Relevant Currency at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), all as determined in good faith by the Calculation Agent. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

16 In addition, in the case of paragraphs (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit. “Finance Documents” means these Bond Terms, the Bond Trustee Fee Agreement, the Calculation Agency Agreement, the Escrow Account Pledge, the CSD Account Pledge and any other document designated by the Issuer and the Bond Trustee as a Finance Document. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including the Bonds; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be capitalised as an asset and booked as a corresponding liability in the balance sheet; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis provided that the requirements for de-recognition under GAAP are met); (f) any derivative transaction entered into and in connection with protection against or benefit from fluctuation in any rate or price and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a person which is not a Group Company which liability would fall within one of the other paragraphs of this definition; (h) any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the Issuer) before the Maturity Date or are otherwise classified as borrowings under GAAP; (i) any amount of any liability under an advance or deferred purchase agreement, if (a) the primary reason behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 120 calendar days after the date of supply; (j) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise being classified as a borrowing under GAAP; and DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

17 (k) without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above. “Financial Reports” means the Annual Financial Statements and the Interim Accounts. “GAAP” means generally accepted accounting practices and principles in the country in which the Issuer is incorporated including generally accepted accounting practices and principles in the United States, and, if applicable, IFRS. “Group” means the Issuer and its Subsidiaries from time to time. “Group Company” means any person which is a member of the Group. “IFRS” means the International Financial Reporting Standards and guidelines and interpretations issued by the International Accounting Standards Board (or any predecessor and successor thereof) in force from time to time and to the extent applicable to the relevant financial statement. “Independent Adviser” means an independent financial institution or financial adviser with appropriate expertise, which may be the Calculation Agent (acting in such Independent Adviser capacity), appointed by the Issuer at its own expense and (other than where the initial Calculation Agent is appointed) approved in writing by the Bond Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Bond Trustee) and the Bond Trustee is indemnified and/or secured as to costs to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Bond Trustee following notification to the Issuer, which appointment shall be deemed to be made by the Issuer. “Initial Nominal Amount” means the nominal amount of each Bond as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds). “Insolvent” means that a person: (a) is unable or admits inability to pay its debts as they fall due; (b) suspends making payments on any of its debts generally; or (c) is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its centre of main interest as such term is understood pursuant to Regulation (EU) 2015/848 on insolvency proceedings (as amended from time to time). “Interest Payment Date” means the last day of each Interest Period, the first Interest Payment Date being 8 August 2023 and the last Interest Payment Date being the Maturity Date. “Interest Period” means, subject to adjustment in accordance with the Business Day Convention, the periods between 8 February and 8 August each year, provided however that an Interest Period shall not extend beyond the Maturity Date. “Interest Rate” means 5.00 percentage points per annum. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

18 “Interim Accounts” means the unaudited consolidated quarterly financial statements of the Issuer for the quarterly period ending on 31 March, 30 June, 30 September and 31 December in each year, prepared in accordance with GAAP. “ISIN” means International Securities Identification Number. “Issue Date” means 8 February 2023. “Issuer” means the company designated as such in the preamble to these Bond Terms. “Issuer’s Bonds” means any Bonds which are owned by the Issuer or any Affiliate of the Issuer. “Issuer’s Redemption Option” shall have the meaning ascribed to such term in Clause 10.5 (Redemption at the option of the Issuer due to low aggregate Nominal Amount outstanding - Clean-up call). “Longstop Date” means 20 April 2023. “Managers” means Clarksons Platou Securities AS, DNB Markets and Pareto Securities AS. “Mandatory Redemption Date” means the 10th Business Day following the last Dealing Day of the Fair Bond Value Calculation Period. “Mandatory Redemption Event” means that the Conversion Right Conditions have not been satisfied on or before the Longstop Date. “Mandatory Redemption Event Notice” shall have the meaning ascribed to such term in Clause 10.4 (Redemption upon a Mandatory Redemption Event). “Mandatory Redemption Event Notice Deadline” means the 10th Business Day after the Longstop Date. “Material Adverse Effect” means a material adverse effect on: (a) the ability of the Issuer to perform and comply with its obligations under the Finance Documents; and/or (b) the validity or enforceability of the Finance Documents. “Material Subsidiary” means a Subsidiary of the Issuer: (a) whose total assets or total revenue (unconsolidated where that Subsidiary itself has Subsidiaries) as at the date of which its latest financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate, account for 10.00 per cent. or more of the consolidated total assets or total revenue of the Group (each as calculated by reference to the latest Annual Financial Statements); or (b) to which is transferred (whether in a single transaction or a series of transactions (whether related or not)) all or substantially all of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

19 For the purposes of this definition: (a) if a Subsidiary becomes a Material Subsidiary under paragraph (b) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary; (b) if a Subsidiary is acquired by the Issuer after the end of the financial period to which the latest Annual Financial Statements relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements until Annual Financial Statements for the financial period in which the acquisition is made have been prepared; (c) if, in the case of any Subsidiary, the latest Annual Financial Statements do not cover such Subsidiary, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be determined by reference to the relevant Subsidiary’s unaudited annual financial statements (if any) or on the basis of pro forma financial statements (consolidated or, as the case may be, unconsolidated); and (d) if the latest annual financial statements of any Subsidiary are not prepared on the basis of the same accounting principles, policies and practices as the latest Annual Financial Statements, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on pro forma financial statements or, as the case may be, consolidated financial statements of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited financial statements of the Issuer, or an appropriate restatement or adjustment to the relevant financial statements of each Subsidiary. “Maturity Date” means 8 February 2028, adjusted according to the Business Day Convention. “Net Proceeds” means the proceeds from the issuance of the Bonds (net of fees and legal cost of the Manager and, if required by the Bond Trustee, the Bond Trustee fee, and any other cost and expenses incurred in connection with the issuance of the Bonds). “Nominal Amount” means the nominal value of each Bond at any time. The Nominal Amount may be amended pursuant to paragraph (j) of Clause 19.2 (The duties and authority of the Bond Trustee). “Outstanding Bonds” means any Bonds not redeemed, converted or otherwise discharged. “Overdue Amount” means any amount required to be paid by the Issuer under any of the Finance Documents but not made available to the Bondholders on the relevant Payment Date or otherwise not paid on its applicable due date. “Par Value” means, at any time, the par value of the Shares. “Partial Payment” means a payment that is insufficient to discharge all amounts then due and payable under the Finance Documents. “Paying and Conversion Agent” means the legal entity appointed by the Issuer to act as its paying and conversion agent with respect to the Bonds in the CSD. “Payment Date” means any Interest Payment Date or any Repayment Date. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

20 “Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined in good faith by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Adviser shall consider appropriate. “Reference Shares” means, in respect of the exercise of Conversion Rights by a Bondholder, the number Shares (rounded down, if necessary, to the nearest whole number) determined in good faith by the Calculation Agent by dividing the aggregate Nominal Amount of the Bonds which are the subject of the relevant exercise of Conversion Rights by the Conversion Price in effect on the relevant Conversion Date, except that where the Conversion Date falls on or after the date an adjustment to the Conversion Price takes effect pursuant to paragraphs (a), (b), (c), (d), (e), or (i) of Clause 13.1 (Adjustments) but on or prior to the record date or other due date for establishment of entitlement in respect of the relevant event giving rise to such adjustment, then provided the Issuer is able to confer the benefit of the relevant consolidation, reclassification, redesignation or subdivision, Dividend, issue or grant (as the case may be) on the relevant Bondholder in respect of the relevant Shares to be issued or transferred and delivered to such Bondholder in respect of the relevant exercise of Conversion Rights, the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made. “Relevant Currency” means, at any time, the currency in which the Shares are quoted or dealt in at such time on the Relevant Stock Exchange. “Relevant Jurisdiction” means the country in which the Bonds are issued, being Norway. “Relevant Record Date” means the date on which a Bondholder’s ownership of Bonds shall be recorded in the CSD as follows: (a) in relation to payments pursuant to these Bond Terms, the date designated as the Relevant Record Date in accordance with the rules of the CSD from time to time; or (b) for the purpose of casting a vote with regard to Clause 18 (Bondholders’ Decisions), the date falling on the immediate preceding Business Day to the date of that Bondholders’ decision being made, or another date as accepted by the Bond Trustee. “Relevant Stock Exchange” means: (a) in respect of the Shares, the Oslo Stock Exchange or, if at the relevant time, the Shares are not at that time listed and admitted to trading on the Oslo Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in; and DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

21 (b) in respect of any Securities (other than Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in, provided that if such Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets are then traded as determined by the Calculation Agent (if the Calculation Agent determines that it is able to make such determination) or (in any other case) by an Independent Adviser by reference to the stock exchange or securities market with the highest average daily trading volume in respect of such Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets. “Repayment Date” means any Cash Settlement Date, any Change of Control Put Date, the Clean-Up Redemption Date, the Default Repayment Date, the Mandatory Redemption Date, the Tax Redemption Date or the Maturity Date. “Representative” shall have the meaning ascribed to such term in Clause 18.2 (Procedure for arranging a Bondholders’ Meeting). “Retroactive Adjustment” shall have the meaning given to it in Clause 13.3 (Retroactive Adjustments). “Rollover Bonds” means the Existing Bonds which shall be used as payment for the Temporary Bonds (in kind). “Securities” means any securities including, without limitation, Shares and other shares in the capital of the Issuer, restricted stock units, or options, warrants or other rights to subscribe for or purchase or acquire Shares or any other shares in the capital of the Issuer. “Securities Trading Act” means the Securities Trading Act of 2007 no. 75 of the Relevant Jurisdiction. “Security” means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Settlement Notice” shall have the meaning ascribed to such term in Clause 10.3 (Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions). “Settlement Notice Date” shall have the meaning ascribed to such term in Clause 10.3 (Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions). DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

22 “Settlement Period” means the period commencing on the first Business Day in the Change of Control Period following the occurrence of a Change of Control Event and ending on (and including) the earlier of: (a) the last Business Day of the Change of Control Period; (ii) the last Business Day prior to the day on which the Conversion Right Conditions have been satisfied; and (iii) the Longstop Date. “Settlement Right” shall have the meaning ascribed to such term in Clause 10.3 (Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions). “SGM” means a special general meeting of Shareholders of the Issuer to be held not later than the Longstop Date called for the purpose of seeking approval of the Shareholder Resolution. “Shareholder” means a holder of a Share. “Shareholder Resolution” means the resolution of the Shareholders of the Issuer to approve the increase of the Issuer's authorized share capital to USD 28,000,000 divided into 280,000,000 common shares of USD 0.10 par value each. “Shares” means fully paid common shares of the Issuer, at the date of these Bond Terms listed on the Oslo Stock Exchange and the NYSE and with a par value of USD 0.10 each, including such common shares of the Issuer which, pursuant to the terms and conditions of these Bond Terms, shall be issued following any Bondholder’s exercise of its Conversion Right. “Specified Taxes” shall have the meaning ascribed to such term in Clause 12.2 (Procedure for exercise of Conversion Rights). “Spin-Off” means: (a) a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class, pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries. “Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer. “Subsidiary” means a company over which another company has Decisive Influence. “Summons” means the call for a Bondholders’ Meeting or a Written Resolution as the case may be. “Tax Redemption Date” means the date set out in a notice from the Issuer to the Bondholders pursuant to Clause 10.6 (Redemption at the option of the Issuer for taxation reasons). “Temporary Bonds” has the meaning ascribed to such term in Clause 2.2 (Temporary Bonds). DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

23 “Volume Weighted Average Price” means, in respect of a Share, Security or, as the case may be, a Spin-Off Security, on any Dealing Day in respect thereof, the volume weighted average price on such Dealing Day on the Relevant Stock Exchange of a Share, Security or, as the case may be, a Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (using the setting “Weighted Average Line” or any other successor setting and using values not adjusted for any event occurring after such Dealing Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, or, as the case may be, Spin-Off Security (and for the avoidance of doubt such Bloomberg page for the Shares as at the Issue Date is BORR NO Equity HP) if any or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day provided that: (a) if on any such Dealing Day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share, Security or Spin-Off Security, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding such Dealing Day on which the same can be so determined, provided however that if such immediately preceding Dealing Day falls prior to the fifth day before the Original Date, the Volume Weighted Average Price in respect of such Dealing Day shall be considered to be not capable of being determined pursuant to this paragraph (a); and (b) if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of a Share, Security or Spin-Off Security, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Volume Weighted Average Price determined as aforesaid on or as at any such Dealing Day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such Dealing Day. References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant. For the purposes of Clause 12.1 (Conversion Period and Conversion Price), 12.3 (Ranking and entitlement in respect of Shares), 13.1 (Adjustments) and 13.3 (Retroactive Adjustments) only, (i) references to the “issue” of Shares or Shares being “issued” shall include the transfer and/or delivery of Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries and (ii) Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of paragraphs (d) and (f) of Clause 13.1 (Adjustments), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued”, or entitled to receive the relevant Dividend, right or other entitlement. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

24 In making any calculation or determination of Closing Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made in good faith and as the Calculation Agent considers appropriate to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event. “Voting Bonds” means the Outstanding Bonds less the Issuer’s Bonds. “Voting Period” shall have the meaning ascribed to such term in Clause 18.5 (Written Resolutions). “Written Resolution” means a written (or electronic) solution for a decision making among the Bondholders, as set out in Clause 18.5 (Written Resolutions). 1.2 Construction In these Bond Terms, unless the context otherwise requires: (a) headings are for ease of reference only; (b) words denoting the singular number will include the plural and vice versa; (c) references to Clauses are references to the Clauses of these Bond Terms; (d) references to a time are references to Central European Time unless otherwise stated; (e) references to a provision of “law” are a reference to that provision as amended or re- enacted, and to any regulations made by the appropriate authority pursuant to such law; (f) references to a “regulation” includes any regulation, rule, official directive, request or guideline by any official body; (g) references to a “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organisation, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality; (h) references to Bonds being “redeemed” means that such Bonds are cancelled and discharged in the CSD in a corresponding amount, and that any amounts so redeemed may not be subsequently re-issued under these Bond Terms; (i) references to Bonds being “purchased” or “repurchased” by the Issuer means that such Bonds may be dealt with by the Issuer as set out in Clause 11.1 (Issuer’s purchase of Bonds); (j) references to persons “acting in concert” shall be interpreted pursuant to the relevant provisions of the Securities Trading Act; and (k) an Event of Default is “continuing” if it has not been remedied or waived. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

25 2. THE BONDS 2.1 Amount, denomination and ISIN of the Bonds (a) The Issuer has resolved to issue a series of Bonds in the amount of USD 250,000,000. (b) The Bonds are denominated in US Dollars (USD), being the legal currency of the United States of America. (c) The Initial Nominal Amount of each Bond is USD 200,000. (d) The ISIN of the Bonds is set out on the front page. These Bond Terms apply with identical terms and conditions to (i) all Bonds issued under this ISIN and (ii) any Overdue Amounts issued under one or more separate ISIN in accordance with the regulations of the CSD from time to time. (e) Holders of Overdue Amounts related to interest claims will not have any other rights under these Bond Terms than their claim for payment of such interest claim which claim shall be subject to paragraph (b) of Clause 18.1 (Authority of the Bondholders’ Meeting). 2.2 Temporary Bonds (a) Any bonds issued with temporary ISIN NO0012829730 pursuant to these Bond Terms and settled in kind by delivery of Existing Bonds, shall constitute temporary bonds (the “Temporary Bonds”). (b) The Temporary Bonds will be merged with the Bonds upon satisfaction of the Conversion Right Conditions. The CSD, the Paying and Conversion Agent and the Bond Trustee are authorised to carry out the aforesaid in the best practical way. 2.3 Tenor of the Bonds The tenor of the Bonds is from and including the Issue Date to but excluding the Maturity Date. 2.4 Use of proceeds The Issuer will use the Net Proceeds from the issuance of the Bonds for refinancing of the Existing Bonds and, following the redemption and cancellation in full of the Existing Bonds, for general corporate purposes of the Group. 2.5 Status of the Bonds The Bonds will constitute direct, unconditional, unsubordinated and unsecured debt obligations of the Issuer. The Bonds will rank pari passu between themselves and at least pari passu with all other obligations of the Issuer (save for such claims which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application). 2.6 Transaction security (a) The Escrow Account Pledge shall be granted in favour of the Bond Trustee on behalf of the Bondholders holding Bonds other than Temporary Bonds and the CSD Account Pledge shall be granted in favour of the Bond Trustee on behalf of the Bondholders holding Temporary Bonds. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

26 (b) Except for the Escrow Account Pledge and the CSD Account Pledge, the Bonds are unsecured. 3. THE BONDHOLDERS 3.1 Bond Terms binding on all Bondholders (a) By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by these Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. (b) The Bond Trustee is always acting with binding effect on behalf of all the Bondholders. 3.2 Limitation of rights of action (a) No Bondholder is entitled to take any enforcement action, instigate any insolvency procedures, or take other legal action against the Issuer or any other party in relation to any of the liabilities of the Issuer or any other party under or in connection with the Finance Documents, other than through the Bond Trustee and in accordance with these Bond Terms, provided, however, that the Bondholders shall not be restricted from exercising any of their individual rights derived from these Bond Terms, including the right to exercise any Bondholder Redemption Option. (b) Each Bondholder shall immediately upon request by the Bond Trustee provide the Bond Trustee with any such documents, including a written power of attorney (in form and substance satisfactory to the Bond Trustee), as the Bond Trustee deems necessary for the purpose of exercising its rights and/or carrying out its duties under the Finance Documents. The Bond Trustee is under no obligation to represent a Bondholder which does not comply with such request. 3.3 Bondholders’ rights (a) If a beneficial owner of a Bond not being registered as a Bondholder wishes to exercise any rights under the Finance Documents, it must obtain proof of ownership of the Bonds, acceptable to the Bond Trustee. (b) A Bondholder (whether registered as such or proven to the Bond Trustee’s satisfaction to be the beneficial owner of the Bond as set out in paragraph (a) above) may issue one or more powers of attorney to third parties to represent it in relation to some or all of the Bonds held or beneficially owned by such Bondholder. The Bond Trustee shall only have to examine the face of a power of attorney or similar evidence of authorisation that has been provided to it pursuant to this Clause 3.3 (Bondholders’ rights) and may assume that it is in full force and effect, unless otherwise is apparent from its face or the Bond Trustee has actual knowledge to the contrary. 4. ADMISSION TO LISTING OR TRADING The Issuer intends to make an application to have the Bonds admitted to trading on an internationally recognised, regularly operating, regulated or non-regulated stock exchange or securities market within 60 days of the Issue Date. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

27 5. REGISTRATION OF THE BONDS 5.1 Registration in the CSD The Bonds shall be registered in dematerialised form in the CSD according to the relevant securities registration legislation and the requirements of the CSD. 5.2 Obligation to ensure correct registration The Issuer will at all times ensure that the registration of the Bonds in the CSD is correct and shall immediately upon any amendment or variation of these Bond Terms give notice to the CSD of any such amendment or variation. 5.3 Country of issuance The Bonds have not been issued under any other country’s legislation than that of the Relevant Jurisdiction. Save for the registration of the Bonds in the CSD, the Issuer is under no obligation to register, or cause the registration of, the Bonds in any other registry or under any other legislation than that of the Relevant Jurisdiction. 6. CONDITIONS FOR DISBURSEMENT 6.1 Conditions precedent for disbursement to the Issuer (a) Payment of the Net Proceeds from the issuance of the Bonds to the Escrow Account and transfer of the Rollover Bonds (delivered as payment in-kind for Temporary Bonds) to the CSD Account shall be conditional on the Bond Trustee having received in due time (as determined by the Bond Trustee) prior to the Issue Date each of the following documents, in form and substance satisfactory to the Bond Trustee: (i) evidence that the Issuer has received or will receive the net proceeds of a new senior secured bond issue with gross proceeds of at least USD 100,000,000; (ii) these Bond Terms duly executed by all parties hereto; (iii) copies of all necessary corporate resolutions of the Issuer to issue the Bonds and execute the Finance Documents to which it is a party; (iv) a copy of a power of attorney (unless included in the corporate resolutions) from the Issuer to relevant individuals for their execution of the Finance Documents to which it is a party, or extracts from the relevant register or similar documentation evidencing such individuals’ authorisation to execute such Finance Documents on behalf of the Issuer; (v) copies of (i) the memorandum of association and bye-laws of the Issuer, (ii) the Certificate of Incorporation or other similar official document of the Issuer, and (iii) a Certificate of Compliance from the Registrar of Companies in Bermuda in relation to the Issuer; (vi) the Escrow Account Pledge and the CSD Account Pledge duly executed by all parties thereto and perfected in accordance with applicable law; (vii) copies of the Issuer’s latest Financial Reports (if any); DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

28 (viii) confirmation that the applicable prospectus requirements (ref the EU prospectus regulation (2017/1129 EC)) concerning the issuance of the Bonds have been fulfilled; (ix) confirmation that the Bonds are registered in the CSD (by obtaining an ISIN for the Bonds); (x) confirmation of acceptance from any process agent; (xi) copies of any written documentation used in marketing the Bonds or made public by the Issuer or the Manager in connection with the issuance of the Bonds; (xii) the Bond Trustee Fee Agreement duly executed by the parties thereto; and (xiii) legal opinions or other statements as may be required by the Bond Trustee (including in respect of corporate matters relating to the Issuer and the legality, validity and enforceability of these Bond Terms and the Finance Documents). (b) The Net Proceeds from the issuance of the Bonds (on the Escrow Account) will not be disbursed to the Issuer and the Rollover Bonds will not be discharged unless the Bond Trustee has received or is satisfied that it will receive in due time (as determined by the Bond Trustee) prior to such disbursement to the Issuer each of the following documents, in form and substance satisfactory to the Bond Trustee: (i) a duly executed release notice from the Issuer, as set out in Attachment 2; and (ii) evidence that the Conversion Right Conditions have been satisfied. (c) The Bond Trustee, acting in its sole discretion, may, regarding this Clause 6.1 (Conditions precedent for disbursement to the Issuer), waive the requirements for documentation or decide that delivery of certain documents shall be made subject to an agreed closing procedure between the Bond Trustee and the Issuer. 6.2 Distribution Disbursement of the proceeds from the issuance of the Bonds is conditional on the Bond Trustee’s confirmation to the Paying and Conversion Agent that the conditions in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have been either satisfied in the Bond Trustee’s discretion or waived by the Bond Trustee pursuant to paragraph (b) of Clause 6.1 (Conditions precedent for disbursement to the Issuer) above. 7. REPRESENTATIONS AND WARRANTIES The Issuer makes the representations and warranties set out in this Clause 7 (Representations and warranties) in respect of itself to the Bond Trustee (on behalf of the Bondholders) at the following times and with reference to the facts and circumstances then existing: (a) on the date of these Bond Terms; and (b) on the Issue Date. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

29 7.1 Status It is an exempted company, duly incorporated and validly existing and registered under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted. 7.2 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated by those Finance Documents. 7.3 Valid, binding and enforceable obligations These Bond Terms and each other Finance Document to which it is a party constitutes (or will constitute, when executed by the respective parties thereto) its legal, valid and binding obligations, enforceable in accordance with their respective terms, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against it. 7.4 Non-conflict with other obligations The entry into and performance by it of these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or judicial or official order; (ii) its constitutional documents; or (iii) any agreement or instrument which is binding upon it or any of its assets. 7.5 No Event of Default (a) No Event of Default exists or is likely to result from the making of any disbursement of proceeds or the entry into, the performance of, or any transaction contemplated by, any Finance Document. (b) No other event or circumstance has occurred which constitutes (or with the expiry of any grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is likely to have a Material Adverse Effect. 7.6 Authorisations and consents Subject to the Shareholder Resolution being duly passed at the SGM, all authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required: (a) to enable it to enter into, exercise its rights and comply with its obligations under these Bond Terms or any other Finance Document to which it is a party; and (b) to carry on its business as presently conducted and as contemplated by these Bond Terms, have been obtained or effected and are in full force and effect. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

30 7.7 Litigation No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, is likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 7.8 Financial Reports Its most recent Financial Reports fairly and accurately represent the assets and liabilities and financial condition as at their respective dates, and have been prepared in accordance with GAAP, consistently applied. 7.9 No Material Adverse Effect Since the date of the most recent Financial Reports, there has been no change in its business, assets or financial condition that is likely to have a Material Adverse Effect. 7.10 No misleading information Any factual information provided by it to the Bondholders or the Bond Trustee for the purposes of the issuance of the Bonds was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. 7.11 No withholdings The Issuer is not required to make any deduction or withholding from any payment which it may become obliged to make to the Bond Trustee or the Bondholders under the Finance Documents. 7.12 Pari passu ranking Its payment obligations under these Bond Terms or any other Finance Document to which it is a party ranks as set out in Clause 2.5 (Status of the Bonds). 7.13 Security No Security exists over any of the present assets of any Group Company in conflict with these Bond Terms. 7.14 Share Conversion Subject to the Shareholder Resolution being duly passed at the SGM, the Issuer will, during the Conversion Period, have the authority to issue and allot, free from pre-emption rights and at the Conversion Price, sufficient Shares to enable the Conversion Rights to be satisfied in full at the Conversion Price. 8. PAYMENTS IN RESPECT OF THE BONDS 8.1 Covenant to pay (a) The Issuer will unconditionally make available to or to the order of the Bond Trustee and/or the Paying and Conversion Agent all amounts due on each Payment Date pursuant to the terms of these Bond Terms at such times and to such accounts as specified by the Bond Trustee and/or the Paying and Conversion Agent in advance of each Payment Date or when other payments are due and payable pursuant to these Bond Terms. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

31 (b) All payments to the Bondholders in relation to the Bonds shall be made to each Bondholder registered as such in the CSD at the Relevant Record Date, by, if no specific order is made by the Bond Trustee, crediting the relevant amount to the bank account nominated by such Bondholder in connection with its securities account in the CSD. (c) Payment constituting good discharge of the Issuer’s payment obligations to the Bondholders under these Bond Terms will be deemed to have been made to each Bondholder once the amount has been credited to the bank holding the bank account nominated by the Bondholder in connection with its securities account in the CSD. If the paying bank and the receiving bank are the same, payment shall be deemed to have been made once the amount has been credited to the bank account nominated by the Bondholder in question. (d) If a Payment Date or a date for other payments to the Bondholders pursuant to the Finance Documents falls on a day on which either of the relevant CSD settlement system or the relevant currency settlement system for the Bonds are not open, the payment shall be made on the first following possible day on which both of the said systems are open (and Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the Payment Date (or a date for other payments as aforesaid) not being a day on which the relevant CSD settlement system and the relevant currency settlement system for the Bonds are open), unless any provision to the contrary has been set out for such payment in the relevant Finance Document. 8.2 Default interest (a) Default interest will accrue on any Overdue Amount from and including the Payment Date on which it was first due to and excluding the date on which the payment is made at the Interest Rate plus 3 percentage points per annum. (b) Default interest accrued on any Overdue Amount pursuant to this Clause 8.2 will be added to the Overdue Amount on each Interest Payment Date until the Overdue Amount and default interest accrued thereon have been repaid in full. 8.3 Partial Payments (a) If the Paying and Conversion Agent or the Bond Trustee receives a Partial Payment, such Partial Payment shall, in respect of the Issuer’s debt under the Finance Documents be considered made for discharge of the debt of the Issuer in the following order of priority: (i) firstly, towards any outstanding fees, liabilities and expenses of the Bond Trustee; (ii) secondly, towards accrued interest due but unpaid; and (iii) thirdly, towards any other outstanding amounts due but unpaid under the Finance Documents. (b) Notwithstanding paragraph (a) above, any Partial Payment which is distributed to the Bondholders, shall, after the above mentioned deduction of outstanding fees, liabilities DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

32 and expenses, be applied (i) firstly towards any principal amount due but unpaid and (ii) secondly, towards accrued interest due but unpaid, in the following situations; (i) if the Bond Trustee has served a Default Notice in accordance with Clause 17.2 (Acceleration of the Bonds); or (ii) if a resolution according to Clause 18 (Bondholders’ decisions) has been made. 8.4 Taxation (a) The Issuer is responsible for withholding any withholding tax imposed by applicable law on any payments to be made by it in relation to the Finance Documents. (b) The Issuer shall, if any tax is withheld in respect of the Bonds under the Finance Documents: (i) gross up the amount of the payment due from it up to such amount which is necessary to ensure that the Bondholders or the Bond Trustee, as the case may be, receive a net amount which is (after making the required withholding) equal to the payment which would have been received if no withholding had been required; and (ii) at the request of the Bond Trustee, deliver to the Bond Trustee evidence that the required tax deduction or withholding has been made. (c) Any public fees levied on the trade of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise provided by law or regulation, and the Issuer shall not be responsible for reimbursing any such fees. (d) The Bond Trustee shall not have any responsibility to obtain information about the Bondholders relevant for the tax obligations pursuant to these Bond Terms. 8.5 Currency (a) All amounts payable under the Finance Documents shall be payable in the Bond Currency. If, however, the Bond Currency differs from the currency of the bank account connected to the Bondholder’s account in the CSD, any cash settlement may be exchanged and credited to this bank account. (b) Any specific payment instructions, including foreign exchange bank account details, to be connected to the Bondholder’s account in the CSD must be provided by the relevant Bondholder to the Paying and Conversion Agent (either directly or through its account manager in the CSD) within 5 Business Days prior to a Payment Date. Depending on any currency exchange settlement agreements between each Bondholder’s bank and the Paying and Conversion Agent, and opening hours of the receiving bank, cash settlement may be delayed, and payment shall be deemed to have been made once the cash settlement has taken place, provided, however, that no default interest or other penalty shall accrue for the account of the Issuer for such delay. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

33 8.6 Set-off and counterclaims The Issuer may not apply or perform any counterclaims or set-off against any payment obligations pursuant to these Bond Terms or any other Finance Document. 9. INTEREST 9.1 Calculation of interest (a) Each Outstanding Bond will accrue interest at the Interest Rate on the Nominal Amount for each Interest Period, commencing on and including the first date of the Interest Period, and ending on but excluding the last date of the Interest Period. (b) Interest shall be calculated on the basis of a 360-day year comprised of twelve months of 30 days each (30/360-days basis), unless: (i) the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30– day month; or (ii) the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month. 9.2 Payment of interest Interest shall fall due (i) on each Interest Payment Date for the corresponding preceding Interest Period and (ii) on each Repayment Date (other than a Cash Settlement Date, in respect of which the provisions of paragraph (b) of Clause 10.3 (Redemption at the option of a Bondholder due to a Settlement Right Event prior to satisfaction of the Conversion Right Conditions) shall apply), with respect to unpaid interest accrued up to such Repayment Date on the principal amount then due and payable. 10. REDEMPTION AND REPURCHASE OF BONDS 10.1 Redemption of Bonds The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the Issuer on the Maturity Date at a price equal to 100 per cent. of the Nominal Amount. 10.2 Redemption/conversion at the option of a Bondholder due to a Change of Control Event (a) Upon the occurrence of a Change of Control Event, each Bondholder shall at any time during the Change of Control Period be entitled, at its option, either to: (i) require that the Issuer redeems all or some of the Bonds held by that Bondholder at their Nominal Amount (a “Bondholder Redemption Option”) on the Change of Control Put Date; or (ii) exercise Conversion Rights in respect of all or some of the Bonds held by that Bondholder at the “Change of Control Conversion Price”, which shall be calculated by the Calculation Agent as set out below (subject to the Shareholder Resolution being duly passed at the SGM), and it being understood that no adjustment (pursuant to Clause 12 (Conversion Terms) or Clause 13 (Adjustment of the Conversion Price) or otherwise) to the Conversion Price will be made in DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

34 respect of such Change of Control Event other than pursuant to this Clause 10.2 and that the Conversion Price so adjusted shall be applicable solely to any such exercise of the Conversion Right during the Change of Control Period: CoCCP = CP 1 + �IP × c t� where: (A) CoCCP is the Change of Control Conversion Price (rounded down to the nearest whole multiple of USD0.0001); (B) CP is the Conversion Price in effect on the relevant Conversion Date provided that for the purpose of this definition only, if in accordance with paragraph (a) of Clause 13.6 (Rounding down and notice of adjustment to the Conversion Price) any adjustment was not required to be made to the Conversion Price and/or the Conversion Price was rounded down in respect of an adjustment pursuant to such paragraph (a) of Clause 13.6 (Rounding down and notice of adjustment to the Conversion Price), the Conversion Price in effect on the relevant Conversion Date shall be the Conversion Price that would have been in effect at such time if such adjustment which was not made had actually been made at the relevant time and/or, as the case may be, if such rounding down had not been made; (C) IP means 32.50 per cent.; (D) c is the number of calendar days from (and including) the date the Change of Control Event occurs to (but excluding) the Maturity Date; and (E) t is the number of calendar days from (and including) the Issue Date to (but excluding) the Maturity Date, provided that if, but for the operation of this proviso, the Change of Control Conversion Price so calculated shall be less than the Par Value, the Change of Control Conversion Price shall be instead equal to such Par Value and the Issuer undertakes that it shall not take any action, and shall ensure that no action is taken, that would otherwise result in the Change of Control Conversion Price to be equal to any amount which is below such Par Value. (b) Upon the occurrence of a Change of Control Event, where a Conversion Date falls within the Change of Control Period, the Conversion Price for the purpose of such exercise shall be the Change of Control Conversion Price. (c) For the avoidance of doubt, the aforesaid is an option exercisable at the sole discretion of each Bondholder, and each Bondholder may elect not to exercise such option and to continue to hold its Bonds. (d) The Bondholders’ rights in accordance with paragraph (a) of this Clause 10.2 will not fall away due to subsequent events related to the Issuer. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

35 10.3 Redemption at the option of a Bondholder due to a Change of Control Event prior to satisfaction of the Conversion Right Conditions (a) If a Change of Control Event occurs at a time when the Conversion Right Conditions have not yet been satisfied, then each Bondholder shall have the right, during the Settlement Period, to require the Issuer to redeem all or some of its Bonds in cash at the relevant Cash Settlement Amount (the “Settlement Right”). (b) The provisions of Clause 12.4 (Interest on conversion) shall apply mutatis mutandis in respect of an exercise of Settlement Rights, save that for the purpose of this paragraph (b) references therein to “Conversion Rights” shall be construed as references to Settlement Rights, and “Conversion Date” shall be construed as references to Settlement Notice Date. (c) Upon the occurrence of a Change of Control Event, if the Settlement Notice Date in respect of any exercise of Settlement Rights falls during the Change of Control Period, the provisions of paragraphs (a)(ii) and (b) of Clause 10.2 (Redemption/conversion at the option of a Bondholder due to a Change of Control Event) shall apply mutatis mutandis to any such exercise of Settlement Rights (save that for the purpose of this paragraph (c) references therein to “Conversion Rights” shall be construed as references to Settlement Rights, and “Conversion Date” shall be construed as references to Settlement Notice Date, and disregarding the words “(subject to the Shareholder Resolution being duly passed at the SGM)”), such that the number of Cash Settled Shares shall be determined based on the Change of Control Conversion Price in effect on the relevant Settlement Notice Date. (d) Settlement Rights may be exercised by a Bondholder (via its account manager) during the Settlement Period by delivering the relevant Bond to the Paying and Conversion Agent, during its usual business hours, through the CSD, accompanied by a notice of exercise of the Settlement Right (a “Settlement Notice”) acceptable to the Paying and Conversion Agent. If such delivery is made on a day which is not a Business Day or after the relevant cut-off time (as specified by the Paying and Conversion Agent) on a Business Day, such delivery shall be deemed for purposes of these Bond Terms to have been on the next Business Day following such delivery day. (e) Any determination as to whether any Settlement Notice has been duly completed and properly delivered shall be made by the Paying and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Bond Trustee, the Calculation Agent and the relevant Bondholder. (f) Settlement Rights may only be exercised in respect of the whole of a Bond. (g) A Settlement Notice, once delivered, shall be irrevocable. (h) The deemed date of exercise of the Settlement Right in respect of a Bond (the “Settlement Notice Date”) shall be the Business Day immediately following the date of the delivery (or deemed delivery) of the relevant Bond and the Settlement Notice as provided in this Clause 10.3. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

36 (i) Settlement Rights may not be exercised (i) following the giving of notice by the Bond Trustee pursuant to Clause 17.2 (Acceleration of Bonds) or (ii) in respect of a Bond which the relevant Bondholder has exercised its right to require the Issuer to redeem pursuant to the terms set forth in these Bond Terms. (j) The Issuer shall pay the Cash Settlement Amount, or procure that the Cash Settlement Amount is paid, on or prior to the date falling 30 Business Days after the Settlement Notice Date (the day on which such payment is actually made as aforesaid, the “Cash Settlement Date”). (k) The Issuer may apply any amount standing to the credit of the Escrow Account for payment of the Cash Settlement Amount. 10.4 Redemption upon a Mandatory Redemption Event (a) Upon the occurrence of a Mandatory Redemption Event, the Issuer shall give notice to the Bondholders (the “Mandatory Redemption Event Notice”) that it will redeem all but not some only of the Bonds on the Mandatory Redemption Date, at the greater of (x) 102% of the Nominal Amount of the Bonds and (y) 102% of the Fair Bond Value of the Bonds, whereupon the Bonds will be redeemed, in each case plus accrued interest to (but excluding) the Mandatory Redemption Date. (b) A Mandatory Redemption Event Notice (if any) must be given on any Business Day from (and) including the Longstop Date and no later than the Mandatory Redemption Event Notice Deadline. (c) Upon a Mandatory Redemption Event, each Bondholder that has delivered Rollover Bonds as physical settlement upon issue of Temporary Bonds will receive a corresponding number of Rollover Bonds together with an additional cash amount for each Rollover Bond equal to the difference between the redemption amount set out in paragraph (a) above less the Nominal Amount. (d) The Issuer may apply any amount standing to the credit of the Escrow Account for redemption of Bonds on the Mandatory Redemption Date. 10.5 Redemption at the option of the Issuer due to low aggregate Nominal Amount outstanding – Clean-up call (a) The Issuer may at any time, provided that less than 10 per cent. of the aggregate Nominal Amount of the Bonds issued on the Issue Date remain outstanding, redeem all, but not only some, of the Outstanding Bonds at the Clean-up Redemption Date at a price per Bond equal to the Nominal Amount. (b) Exercise of the Issuer’s Redemption Option shall be notified by the Issuer in writing to the Bond Trustee and the Bondholders not more than 60 nor less than 30 calendar days before the Clean-up Redemption Date. Such notice sent by the Issuer shall specify the Clean-up Redemption Date. 10.6 Redemption at the option of the Issuer for taxation reasons (a) If the Issuer is or will be required to gross up any withheld tax imposed by law from any payment in respect of the Bonds under the Finance Documents pursuant to Clause 8.4 (Taxation) as a result of a change in, or amendment to, applicable laws or regulations implemented after the date of these Bond Terms, the Issuer will have the right to redeem DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

37 all, but not only some, of the Outstanding Bonds at a price equal to 100 per cent. of the Nominal Amount. The Issuer shall give written notice of such redemption to the Bond Trustee and the Bondholders at least 20 Business Days prior to the Tax Redemption Date, provided that no such notice shall be given earlier than 40 Business Days prior to the earliest date on which the Issuer would be obliged to withhold such tax were a payment in respect of the Bonds then due. (b) A Bondholder may, by written notice to the Issuer at any time from receipt of written notice from the Issuer in accordance with paragraph (a) above to and including the day falling ten (10) Business Days prior to the Tax Redemption Date, elect that its Bonds shall not be redeemed and that the provisions of paragraph (a) of Clause 8.4 (Taxation) requiring the Issuer to pay additional amounts shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to paragraph (a) of Clause 8.4 (Taxation) and payment of all amounts under the Finance Documents shall be made subject to the deduction or withholding of any Bermudan taxation required to be withheld or deducted. 11. PURCHASE AND TRANSFER OF BONDS 11.1 Issuer’s purchase of Bonds The Issuer and its Subsidiaries may purchase or repurchase and hold Bonds and such Bonds may be retained, sold or cancelled at the Issuer’s discretion, including with respect to Bonds purchased pursuant to Clause 10.2 (Redemption at the option of a Bondholder due to a Change of Control Event). 11.2 Restrictions (a) Certain purchase or selling restrictions may apply to Bondholders under applicable local laws and regulations from time to time. Neither the Issuer nor the Bond Trustee shall be responsible to ensure compliance with such laws and regulations and each Bondholder is responsible for ensuring compliance with the relevant laws and regulations at its own cost and expense. (b) A Bondholder who has purchased Bonds in breach of applicable restrictions may, notwithstanding such breach, benefit from the rights attached to the Bonds pursuant to these Bond Terms (including, but not limited to, voting rights), provided that the Issuer shall not incur any additional liability by complying with its obligations to such Bondholder. 12. CONVERSION TERMS 12.1 Conversion Period and Conversion Price (a) Subject to the Shareholder Resolution being duly passed at the SGM and as provided in these Bond Terms, each Bond (unless previously converted, redeemed or purchased and cancelled) shall entitle the holder to convert such Bond into new and/or existing Shares as determined by the Issuer, credited as fully paid (a “Conversion Right”). (b) The Conversion Right cannot be separated from the Bond. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

38 (c) The number of Shares to be issued or transferred and delivered on exercise of a Conversion Right shall be equal to the Reference Shares in respect of such exercise. (d) The Issuer will procure that Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to the relevant Bondholder or his nominee as specified in the relevant Conversion Notice in accordance with the provisions of Clause 12.2 (Procedure for exercise of Conversion Rights). (e) The initial Conversion Price is USD 7.3471 per Share. The Conversion Price is subject to adjustment in the circumstances described in Clause 13 (Adjustment of the Conversion Price). The expression “Conversion Price” shall be construed accordingly. (f) Subject to and as provided in these Bond Terms, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided during the Conversion Period or, if such Bond is to be redeemed pursuant to Clause 10.5 (Redemption at the Option of the Issuer due to low aggregate Nominal Amount outstanding - Clean-up call) or 10.6 (Redemption at the option of the Issuer for taxation reasons) prior to the Maturity Date, then to (and including) the date falling 10 Business Days prior to the date fixed for redemption thereof pursuant to Clause 10.5 (Redemption at the Option of the Issuer due to low aggregate Nominal Amount outstanding – Clean-up call) or 10.6 (Redemption at the Option of the Issuer for taxation reasons), unless there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend to (and including) the date on which the full amount of such payment becomes available for payment and notice of such availability has been given to Bondholders or, if earlier, the Maturity Date or, if the Maturity Date is not a Business Day, the immediately preceding Business Day. (g) Conversion Rights may not be exercised (i) following the giving of a Default Notice by the Bond Trustee pursuant to Clause 17 (Events of Default and acceleration of the Bonds) or (ii) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Clause 10.2 (Redemption/Conversion at the Option of a Bondholder due to a Change of Control Event). (h) Save in the circumstances described in Clause 12.4 (Interest on conversion) in respect of any notice given by the Issuer pursuant to Clause 10.5 (Redemption at the Option of the Issuer due to low aggregate Nominal Amount outstanding - Clean-up call) or 10.6 (Redemption at the Option of the Issuer for taxation reasons), Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the record date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive). (i) Fractions of Shares will not be issued or transferred and delivered on exercise of Conversion Rights or pursuant to Clause 13.3 (Retroactive Adjustments) and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

39 be issued or transferred and delivered on conversion or pursuant to Clause 13.3 (Retroactive Adjustments) are to be registered in the same name, the number of such Shares to be issued or transferred and delivered in respect thereof shall, pursuant and subject to the definition of “Reference Shares”, be calculated by the Calculation Agent on the basis of the aggregate Nominal Amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. (j) The Issuer will procure that Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to the holder of the Bonds completing the relevant Conversion Notice or his nominee. Such Shares will be deemed to be issued or transferred and delivered as of the relevant Conversion Date. Any Additional Shares to be issued or transferred and delivered pursuant to Clause 13.3 (Retroactive Adjustments) will be deemed to be issued or transferred and delivered as of the relevant Reference Date. 12.2 Procedure for exercise of Conversion Rights (a) Conversion Rights may be exercised by a Bondholder (via its account manager) during the Conversion Period by delivering the relevant Bond to the Paying and Conversion Agent, during its usual business hours, through the CSD, accompanied by a notice of exercise of the Conversion Right (a “Conversion Notice”) acceptable to the Paying and Conversion Agent. Conversion Rights shall be exercised subject in each case to (i) any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying and Conversion Agent to whom the relevant Conversion Notice is delivered is located, and (ii) in accordance with a procedure to be further agreed (in each case) between the account manager (on behalf of the converting Bondholder) and the Paying and Conversion Agent. (b) If such delivery is made on a day which is not a Business Day or after the relevant cut- off time (as specified by the Paying and Conversion Agent) on a Business Day, such delivery shall be deemed for all purposes of these Bond Terms to have been made on the next following such Business Day. (c) Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the Paying and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Bond Trustee, the Calculation Agent and the relevant Bondholder. (d) Conversion Rights may only be exercised in respect of the whole of a Bond. (e) A Conversion Notice, once delivered, shall be irrevocable. (f) The deemed date of exercise of the Conversion Right in respect of a Bond (the “Conversion Date”) shall be the Business Day immediately following the date of the delivery (or deemed delivery) of the relevant Bond and the Conversion Notice as provided in this Clause 12.2. (g) The Issuer shall pay all capital, stamp, issue and registration and transfer taxes and duties payable in Norway, or in any other jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction it may be generally subject, in respect of the issue DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

40 or transfer and delivery of any Shares in respect of such exercise (including any Additional Shares) (“Specified Taxes”). If the Issuer shall fail to pay any Specified Taxes, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof. (h) Neither the Bond Trustee nor any Paying and Conversion Agent shall be responsible for determining whether any Specified Taxes or Bondholder Taxes are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer to pay such Specified Taxes or by a Bondholder to pay such Bondholder taxes. (i) A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration and transfer taxes and duties arising on the exercise of Conversion Rights (other than any Specified Taxes). A Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it. Any such capital, stamp, issue, registration, transfer taxes or duties or other taxes payable by a Bondholder are referred to as “Bondholder Taxes”. (j) The Issuer shall (if relevant via the Paying and Conversion Agent) on or prior to the date falling 10 Business Days after a Conversion Date (i) carry the conversion into effect by, at its own discretion, issuing the relevant number of new Shares or transferring existing Shares to the converting Bondholder or his nominee, (ii) ensure the due registration of such Shares in the CSD (and transfer to the designated account of the converting Bondholder) and listing of such Shares on the Relevant Stock Exchange and any other stock exchange on which the Shares may then be listed or quoted or dealt in (and shall deliver any such documents and do any acts necessary in relation thereto), but this obligation to list such Shares shall not be considered as being breached as a result of a Change of Control Event (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise including at the request of the person or persons controlling the Issuer as a result of the Change of Control Event, a de-listing of the Shares, and (iii) ensure that the Bonds so converted to Shares shall be written down. Upon the issuance or transfer of the Shares on conversion of any Bonds in accordance with the terms of these Bond Terms, the Issuer shall have no further liability in respect of such Bonds. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

41 12.3 Ranking and entitlement in respect of Shares Shares (including any Additional Shares) issued or transferred and delivered on exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date or, in the case of Additional Shares, on the relevant Reference Date, and the relevant holder shall be entitled to all rights, distribution or payments the record date or other due date for the establishment of entitlement for which falls on or after the relevant Conversion Date, or as the case may be, the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law or as otherwise may be provided in these Bond Terms. Such Shares or, as the case may be, Additional Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date. 12.4 Interest on conversion (a) Save as provided below, no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date). (b) If any notice requiring the redemption of the Bonds is given pursuant to Clause 10.5 (Redemption at the option of the Issuer due to low aggregate Nominal Amount outstanding - Clean-up call) or 10.6 (Redemption at the Option of the Issuer for taxation reasons) on or after the fifteenth Business Day prior to a record date or other due date for establishment of entitlement which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Issue Date) in respect of any Dividend or distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 Dealing Days after the Interest Payment Date next following such record date or other due date for establishment of entitlement, interest shall accrue at the rate provided in Clause 9 (Interest) on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date or other due date for establishment of entitlement and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Issue Date) to but excluding such Conversion Date. (c) The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a USD account in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice. 12.5 Purchase or Redemption of Shares The Issuer or any Subsidiary of the Issuer may exercise such rights as they may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

42 12.6 No Duty to Monitor Neither the Bond Trustee, the Calculation Agent nor any Paying and Conversion Agent shall be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price or be responsible or liable to any person for any loss arising from any failure by any of them to do so, nor shall the Bond Trustee, the Calculation Agent, or any Paying and Conversion Agent be responsible or liable to any person (other than in the case of the Calculation Agent, to the Issuer strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment. 12.7 Cash Settlement Election (a) Upon exercise of Conversion Rights the Issuer may, in its sole discretion, make an election (a “Cash Settlement Election”) by giving notice (a “Cash Settlement Election Notice”) to the relevant Bondholder by not later than the Cash Settlement Election Date to the address (or, if an email address is provided in the relevant Conversion Notice, that email address) specified for that purpose in the relevant Conversion Notice (with a copy to the Paying and Conversion Agent) to satisfy the exercise of the Conversion Right in respect of the relevant Bonds by (i) where the Cash Settled Shares are less than the Reference Shares in respect of the relevant exercise of Conversion Rights, delivering such number of Shares (if any) as is equal to the Reference Shares minus the Cash Settled Shares and (ii) making payment or procuring payment on its behalf of the Cash Settlement Amount to the relevant Bondholder, together with any other amount payable by the Issuer to such Bondholder pursuant to these Bond Terms in respect of or relating to the relevant exercise of Conversion Rights. (b) A Cash Settlement Election Notice shall specify: (i) the Conversion Price in effect on the relevant Conversion Date and the number of Reference Shares in respect of such exercise of Conversion Rights; (ii) the number of Cash Settled Shares in respect of the relevant exercise of Conversion Rights, and by reference to which the Cash Settlement Amount is to be calculated; and (iii) if the number of Cash Settled Shares is less than the number of Reference Shares in respect of the relevant exercise of Conversion Rights, the number of Shares to be issued by the Issuer to the relevant Bondholder in respect of such exercise. (c) A Cash Settlement Election shall be irrevocable. (d) The Issuer shall pay the Cash Settlement Amount, or procure that the Cash Settlement Amount is paid, together with any other amount as aforesaid by not later than the fifth Business Day following the end of the Cash Settlement Calculation Period by transfer to a USD account of the payee in accordance with instructions contained in the relevant Conversion Notice. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

43 13. ADJUSTMENT OF THE CONVERSION PRICE 13.1 Adjustments Upon the occurrence of any of the events described below, the Conversion Price shall, subject to applicable law (as determined by the Issuer), be adjusted by the Calculation Agent as follows: (a) Consolidation, reclassification, redesignation or subdivision If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: B A where: A is the aggregate number of Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and B is the aggregate number of Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (a), the date on which the consolidation, reclassification, redesignation or sub-division, as the case may be, takes effect. (b) Capitalisation of profits or reserves If and whenever the Issuer shall issue any Shares credited as fully paid to Shareholders by way of capitalisation of profits or reserves, including any share premium account or capital redemption reserve (other than an issue of Shares constituting a cash Dividend pursuant to paragraph (a) of the definition of “Dividend”) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: B A where: A is the aggregate number of Shares in issue immediately before such issue; and DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

44 B is the aggregate number of Shares in issue immediately after such issue. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (b), the date of issue of such Shares. (c) Dividends If and whenever the Issuer shall declare, announce, make or pay any Dividend to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: A BA− where: A is the Current Market Price of one Share on the Ex-Date in respect of such Dividend; and B is the portion of the Fair Market Value of the aggregate Dividend attributable to one Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Shares or any depositary or other receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Shares, or any Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back). Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (c), the later of (i) the Ex-Date in respect of such Dividend and (ii) the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein. For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Ex-Date relating in respect of relevant Dividend. (d) Rights issues If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

45 conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the Ex-Date in respect of the relevant issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: CA BA + + where: A is the number of Shares in issue on such Ex-Date; B is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the Securities issued by way of rights and upon exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, Shares, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and C is the number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if on such Ex-Date such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at such Ex-Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on such Ex-Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (d), the later of (i) the Ex-Date in respect of the relevant issue or grant and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (d). (e) Issue of Securities to Shareholders If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (other than in the circumstances the subject of DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

46 paragraph (d) and other than where such issue is determined to constitute a cash Dividend pursuant to paragraph (a) of the definition “Dividend”), issue any Securities to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: A BA− where: A is the Current Market Price of one Share on the Ex-Date in respect of the relevant issue or grant; and B is the Fair Market Value on such Ex-Date of the portion of the rights attributable to one Share. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (e), the later of (i) the Ex-Date in respect of the relevant issue or grant and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (e) (f) Issue of Shares at less than 95 per cent. of the Current Market Price If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (d) above) wholly for cash or for no consideration any Shares (other than Shares issued on conversion of the Bonds or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire, Shares and other than any issue of Shares constituting a cash Dividend pursuant to paragraph (a) of the definition of “Dividend”) or if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue or grant (otherwise than as mentioned in paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares (other than the Bonds), in each case at consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: CA BA + + where: DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

47 A is the number of Shares in issue immediately before the date of first public announcement of the terms of such issue of Shares or issue or grant of options, warrants or other rights as provided above; B is the number of Shares which the aggregate consideration (if any) receivable for the issue of such Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and C is the number of Shares to be issued pursuant to such issue of such Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights; provided that if on the date of first public announcement of the terms of such issue or grant (as used in this paragraph (f), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase, acquisition had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (f), the later of (i) the date of issue of such Shares or, as the case may be, the issue or grant of such options, warrants or rights and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (f). (g) Other issues If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (otherwise than as mentioned in paragraphs (d), (e) or (f) above) issue wholly for cash or for no consideration any Securities (other than where such issue of Securities is determined to constitute a cash Dividend pursuant to paragraph (a) of the definition of “Dividend”) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified or redesignated as Shares, in each case the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase, acquisition, reclassification or redesignation is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

48 CA BA + + where: A is the number of Shares in issue immediately before the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant); B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such reclassification or redesignation would purchase at such Current Market Price per Share; and C is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such reclassification or redesignation, provided that if on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant) (as used in this paragraph (g), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or redesignated or at such other time as may be provided), then for the purposes of this paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition, reclassification or, as the case may be, redesignation had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (g), the later of (i) the date of issue of such Securities or, as the case may be, the grant of such rights and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (g). (h) Modification of rights If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

49 exchange or subscription for, or the right to otherwise acquire, any Shares (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase or acquisition has been reduced and is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: CA BA + + where: A is the number of Shares in issue immediately before the date of first public announcement of the terms for such modification; B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and C is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this paragraph (h) or paragraph (g) above; provided that if on the date of first public announcement of the terms of such modification (as used in this paragraph (h), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

50 “Effective Date” means, in respect of this paragraph (h), the later of (i) the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (h). (i) Certain arrangements If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Shares or Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Shares or Securities may be acquired by them (except where the Conversion Price falls to be adjusted under paragraphs (b), (c), (d), (e), (f) or (g) above or (j) below (or, where applicable, would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant day)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction: A BA− where: A is the Current Market Price of one Share on the Ex-Date in respect of the relevant offer; and B is the Fair Market Value on such Ex-Date of the portion of the relevant offer attributable to one Share. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this paragraph (i), the later of (i) the Ex-Date in respect of the relevant offer and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (i). (j) Other adjustments If the Issuer (following consultation with the Calculation Agent) determines that an adjustment should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more circumstances not referred to above in this Clause 13.1 (even if the relevant circumstance is specifically excluded from the operation of paragraphs (a) to (i) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine, in consultation with the Calculation Agent, if different as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph (j) if such Independent Adviser is so requested to make such a determination DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

51 not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price. (k) Modifications Notwithstanding the foregoing provisions: (i) where the events or circumstances giving rise to any adjustment pursuant to this Clause 13.1 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of the Issuer, following consultation with the Calculation Agent, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate to give the intended result; (ii) such modification shall be made to the operation of these Bond Terms as may be determined in good faith by an Independent Adviser, in consultation with the Calculation Agent (if different), to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once; and (iii) other than pursuant to paragraph (i) above, no adjustment shall be made that would result in an increase to the Conversion Price. 13.2 Calculation of consideration For the purpose of any calculation of the consideration receivable or price pursuant to paragraph (d), (f), (g) and (h) of Clause 13.1 (Adjustments), the following provisions shall apply: (a) the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash; (b) (i) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities (whether on one or more occasions) and (ii) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Ex-Date referred to in paragraph (d) of Clause 13.1 (Adjustments) or as at the relevant date of first public announcement referred to in paragraph (f), (g) or (h) of Clause 13.1 (Adjustments), as the case may be, plus in the case of each of (i) and (ii) above, the additional minimum consideration receivable DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

52 or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (iii) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (i) or (ii) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate, all as determined in good faith by the Calculation Agent; (c) if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency (other than in circumstances where such consideration is also expressed in the Relevant Currency, in which case such consideration shall be treated as expressed in the Relevant Currency in an amount equal to the amount of such consideration when so expressed in the Relevant Currency), it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Ex-Date (for the purposes of paragraph (d) of Clause 13.1 (Adjustments)) or the relevant date of first public announcement (for the purpose of paragraph (f), (g) or (h) of Clause 13.1 (Adjustments), as the case may be); (d) in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or Securities or options, warrants or rights, or otherwise in connection therewith; (e) the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; (f) if as part of the same transaction, Shares shall be issued or issuable for a consideration receivable in more than one or in different currencies then the consideration receivable per Share shall be determined by dividing the aggregate consideration (determined as aforesaid and converted, if and to the extent not in the Relevant Currency, into the Relevant Currency as aforesaid) by the aggregate number of Shares so issued; and (g) references in these Bond Terms to “cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability or obligation to pay a cash amount. 13.3 Retroactive Adjustments (a) If the Applicable Date in relation to any exercise of Conversion Rights or, for the purpose of paragraph (b) below, Settlement Rights in respect of any Bond shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (a) of Clause 13.1 (Adjustments), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (b), (c), (d), (e) or (i) of Clause 13.1 (Adjustments), or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraph (f) and (g) of Clause 13.1 (Adjustments) or of the terms of any such modification as is mentioned in paragraph (h) of Clause 13.1 (Adjustments), in any case where the relevant Applicable Date falls before the relevant adjustment to the Conversion Price becomes effective under Clause 13.1 (Adjustments) (such adjustment, a “Retroactive Adjustment”), then the Issuer shall procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

53 with the instructions contained in the Conversion Notice, such additional number of Shares (if any) (the “Additional Shares”) as, together with the Shares issued or transferred and delivered on the relevant exercise of Conversion Rights (together with any fraction of a Share not so issued or transferred and delivered), is equal to the number of Shares which would have been required to be issued or transferred and delivered in respect of such exercise of Conversion Rights if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date, all as determined by the Calculation Agent or an Independent Adviser, provided that if in the case of paragraph (b), (c), (d), (e) or (i) of Clause 13.1 (Adjustments) the relevant Bondholder shall be entitled to receive the relevant Shares, Dividends or Securities in respect of the Shares to be issued or transferred and delivered to it, then no such Retroactive Adjustment shall be made in relation to the relevant event and the relevant Bondholder shall not be entitled to receive Additional Shares in relation thereto. (b) If: (i) a Retroactive Adjustment occurs in respect of the exercise by a Bondholder of Settlement Rights; or (ii) there is a Retroactive Adjustment following the exercise of Conversion Rights by a Bondholder, in circumstances where a Cash Settlement Election is or was made in respect of such exercise, and in either case any Dealing Day during the relevant Cash Settlement Calculation Period falls on or after the date (the “Applicable Reference Date”) which is (in the case of a Retroactive Adjustment pursuant to paragraph (a), (b), (c), (d), (e) or (i) of Clause 13.1 (Adjustments)) the relevant Ex-Date or (in the case of a Retroactive Adjustment pursuant to paragraph (f), (g) or (h) of Clause 13.1 (Adjustments)) the relevant date of the first public announcement, then the Issuer shall pay to the relevant Bondholder an additional amount (the “Additional Cash Amount”) equal to the Market Price of such number of Shares (rounded down if necessary to the nearest whole number of Shares) (if any) by which the number of Cash Settled Shares would have increased if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Settlement Notice Date or the relevant Conversion Date, as the case may be (such number of Cash Settled Shares as aforesaid being for this purpose calculated as the product of (x) the Reference Shares determined for this purpose by reference to such deemed Conversion Price as aforesaid and (y) the Cash Settlement Ratio), all as determined in good faith by the Calculation Agent, provided that if any doubt shall arise as to the calculation of the Additional Cash Amount or if such amount cannot be determined as provided above, the Additional Cash Amount shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider in good faith to be appropriate to give the intended result. (c) The Issuer will pay the Additional Cash Amount or procure that the Additional Cash Amount is paid, by not later than the fifth Business Day following the relevant Reference Date by transfer to a USD account of the payee in accordance with instructions contained in the relevant Settlement Notice or Conversion Notice. “Market Price” means the Volume Weighted Average Price of a Share on the relevant Reference Date, provided that if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Settlement Notice Date in circumstances where the record date or other due date for the establishment of entitlement in respect of DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

54 such dividend or other entitlement shall be on or after the Settlement Notice Date and if, on the relevant Reference Date, the Volume Weighted Average Price of a Share is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of such Dividend or entitlement per Share as at the date of first public announcement of such Dividend or entitlement (or if that is not a Dealing Day, the immediately preceding Dealing Day). “Reference Date” means, in relation to a Retroactive Adjustment, the date on which the relevant adjustment to the Conversion Price takes effect or, in any such case, if that is not a Dealing Day, the next following Dealing Day. 13.4 Decision and Determination of the Calculation Agent or an Independent Adviser (a) Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent upon request from the Issuer and/or, to the extent so specified in these Bond Terms and upon request from the Issuer, by an Independent Adviser. (b) Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Adviser, or an opinion of an Independent Adviser, pursuant to these Bond Terms shall in each case be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Bond Trustee, the Bondholders, the Calculation Agent (in the case of a determination by an Independent Adviser) and the Paying and Conversion Agent. (c) The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Bond Trustee, the Bondholders or the Paying and Conversion Agent in respect of anything done, or omitted to be done, relating to that matter in good faith, in accordance with that adviser’s opinion. (d) The Calculation Agent shall act solely upon the request from, and exclusively as agent of, the Issuer and in accordance with these Bond Terms. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity) will thereby assume any obligations towards or relationship of agency or trust and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in its capacity as Calculation Agent as against the Bond Trustee, the Bondholders or the Paying and Conversion Agent. 13.5 Share or option schemes, Dividend reinvestment plans No adjustment will be made to the Conversion Price where Shares or other Securities (including, but not limited to, rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted (i) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or non- executive office, consultants or former consultants, or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or nominee to be held for the benefit of any such person, in any such case pursuant to any share or option or incentive scheme or (ii) pursuant to any dividend reinvestment plan or similar plan or scheme. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

55 13.6 Rounding down and notice of adjustment to the Conversion Price (a) On any adjustment, the resultant Conversion Price, if not an integral multiple of USD 0.0001, shall be rounded down to the nearest whole multiple of USD 0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1 per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. (b) Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders and to the Bond Trustee promptly after the determination thereof. (c) The Conversion Price shall not in any event (including following any adjustments pursuant to Clause 13.1) be reduced to below the Par Value of the Shares and the Issuer undertakes that it shall not take any action, and shall ensure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such Par Value. 14. MERGER 14.1 Conversion Rights under Mergers In the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), the Issuer will take such steps as shall be necessary (including the execution of an agreement supplemental to or amending the Bond Terms) to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be converted into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation or merger by a holder of the number of Shares which would have been issuable upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation or merger. Such supplemental agreement deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in Clause 13 (Adjustment of the Conversion Price). The above will apply, mutatis mutandis to any subsequent consolidations, amalgamations or mergers. 14.2 Right to object The provisions in this Clause 14 have no limitation on the creditor’s right of objection to the merger or de-merger. 15. INFORMATION UNDERTAKINGS 15.1 Financial Reports (a) The Issuer shall prepare Annual Financial Statements in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than four months after the end of the financial year. (b) The Issuer shall prepare Interim Accounts in the English language and make them available on its website (alternatively on another relevant information platform) as soon DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

56 as they become available, and not later than two months after the end of the relevant interim period. 15.2 Requirements as to Financial Reports (a) The Issuer shall supply to the Bond Trustee, in connection with the publication of its Financial Reports pursuant to Clause 15.1 (Financial Reports), a Compliance Certificate with a copy of the Financial Reports attached thereto. The Compliance Certificate shall be duly signed by the chief executive officer or the chief financial officer of the Issuer, certifying inter alia that the Financial Reports fairly represent its financial condition as at the date of the relevant Financial Report. (b) The Issuer shall procure that the Financial Reports delivered pursuant to Clause 15.1 (Financial Reports) are prepared using GAAP consistently applied. 15.3 Change of Control Event The Issuer shall inform the Bond Trustee in writing as soon as possible after becoming aware that a Change of Control Event has occurred. 15.4 Information: Miscellaneous The Issuer shall: (a) promptly inform the Bond Trustee in writing of any Event of Default or any event or circumstance which the Issuer understands or could reasonably be expected to understand may lead to an Event of Default and the steps, if any, being taken to remedy it; (b) at the request of the Bond Trustee, report the balance of the Issuer’s Bonds (to the best of its knowledge, having made due and appropriate enquiries); (c) send the Bond Trustee copies of any statutory notifications of the Issuer, including but not limited to in connection with mergers, de-mergers and reduction of the Issuer’s share capital or equity; (d) if the Bonds are listed on an Exchange, send a copy to the Bond Trustee of its notices to the Exchange; (e) if the Issuer and/or the Bonds are rated, inform the Bond Trustee of its rating and/or the rating of the Bonds, and any changes to such rating; (f) inform the Bond Trustee of changes in the registration of the Bonds in the CSD; (g) within a reasonable time, provide such information about the Issuer’s and the Group’s business, assets and financial condition as the Bond Trustee may reasonably request; (h) if the Conversion Right Conditions are satisfied on or before the Longstop Date, give the Bond Trustee and the Bondholders notice thereof as soon as practicable and in any case not later than the third Business Day after the SGM, and such notice shall specify the day from which the Conversion Right is exercisable (the “Conversion Right Start Date”), which shall be the later of the 41st Business Day following the Issue Date and a DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

57 date falling no later than the fifth Business Day after the approval of the Shareholder Resolution by the SGM; (i) of its own accord, inform the Bond Trustee of any event that results in an adjustment of the Conversion Price promptly thereafter; and (j) following the occurrence of a Change of Control Event, as soon as practicable (and in any case no later than 14 calendar days) after the Issuer becomes aware of it, notify the Bondholders (via the CSD), the Bond Trustee and (if the Bonds are listed or admitted to trading at the date of such Change of Control Event) the relevant Exchange. The notice shall specify: (i) the applicable Change of Control Conversion Price; (ii) the early redemption price and the early redemption date, (iii) the Bondholders’ entitlement to exercise their Conversion Rights and/or to exercise their right to require redemption of the Bonds (whichever is applicable), (iv) the Change of Control Period; and (v) other relevant details (if any) concerning the Change of Control Event. 16. GENERAL UNDERTAKINGS The Issuer undertakes to (and shall, where applicable, procure that the other Group Companies will) comply with the undertakings set forth in this Clause 16 (General undertakings). 16.1 Compliance with laws The Issuer shall, and shall procure that each other Group Company will, comply in all material respects with all laws and regulations to which it may be subject from time to time, if failure so to comply would have a Material Adverse Effect. 16.2 Continuation of business etc. The Issuer shall not (either in one action or as several actions) and shall ensure that no member of the Group will: (a) cease to carry on its business; (b) sell, transfer or otherwise dispose of all or a substantial part of its assets (including shares or other securities in any person) or operations (other than to a Group Company) unless such sale, transfer or disposal is carried out in the ordinary course of business; (c) materially change the general nature of the business from that carried on by the Group at the date of these Bond Terms; or (d) carry out any merger or other business combination or corporate reorganisation involving the consolidation of assets and obligations of the Issuer with any other person, other than with another member of the Group, or any split of the Issuer or other corporate reorganisation having the same or equivalent effect as a demerger involving the Issuer, DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

58 provided that the foregoing shall not prevent any normal sale of rigs or other assets in the ordinary course of business, in a manner which is likely to have a Material Adverse Effect. 16.3 Arm’s length transactions Without limiting Clause 16.1 (Compliance with laws), the Issuer shall not and the Issuer shall procure that no other Group Company shall, engage, directly or indirectly, in any transaction with any party other than a Group Company (without limitation, the purchase, sale or exchange of assets or the rendering of any service), except on an arm’s length basis (or better from the perspective of the Group Company). 16.4 Special covenants – convertible bonds (a) The Issuer shall ensure that all Shares issued or transferred upon exercise of the Conversion Right in respect of the Bonds shall be registered in the CSD on the Conversion Date and shall be listed on the Relevant Stock Exchange and any other stock exchange on which the Shares may then be listed or quoted or dealt in as soon as practicable thereafter (but this covenant shall not be considered as being breached as a result of a Change of Control Event (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise including at the request of the person or persons controlling the Issuer as a result of the Change of Control Event, a de-listing of the Shares). (b) The Issuer shall not, until the expiry of 90 days following the Issue Date, issue (or agree to issue) any securities convertible into or exercisable or exchangeable for Shares or any derivate securities related to the Shares having an equivalent effect, save pursuant to the Issuer’s employee or director share or option scheme or other equity compensation arrangements or pursuant to these Bond Terms, without the prior written consent of the Manager. (c) The Issuer shall use its best endeavours to ensure that the Shares shall remain listed on a Relevant Stock Exchange. 17. EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS 17.1 Events of Default Each of the events or circumstances set out in this Clause 17.1 shall constitute an Event of Default: (a) Non-payment The Issuer fails to pay any amount payable by it under the Finance Documents when such amount is due for payment, unless: (i) its failure to pay is caused by administrative or technical error in payment systems or the CSD and payment is made within 5 Business Days following the original due date; or DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

59 (ii) in the discretion of the Bond Trustee, the Issuer has substantiated that it is likely that such payment will be made in full within 5 Business Days following the original due date. (b) Breach of other obligations The Issuer does not comply with any provision of the Finance Documents other than set out under paragraph (a) (Non-payment) above, unless such failure is capable of being remedied and is remedied within 20 Business Days after the earlier of the Issuer’s actual knowledge thereof or notice thereof is given to the Issuer by the Bond Trustee. (c) Misrepresentation Any representation, warranty or statement (including statements in Compliance Certificates) made by the Issuer under or in connection with any Finance Documents is or proves to have been incorrect, inaccurate or misleading in any material respect when made or deemed to have been made. (d) Cross default If for any Group Company: (i) any Financial Indebtedness is not paid when due nor within any applicable grace period; or (ii) any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or (iii) any commitment for any Financial Indebtedness is cancelled or suspended by a creditor as a result of an event of default (however described), or (iv) any creditor becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described), provided however that the aggregate amount of such Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above exceeds a total of USD 30,000,000 (or the equivalent thereof in any other currency). (e) Insolvency and insolvency proceedings The Issuer or a Material Subsidiary: (i) is Insolvent; or (ii) is object of any corporate action or any legal proceedings is taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding- up, dissolution, administration or reorganisation (by way of voluntary DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

60 arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation; or (B) a composition, compromise, assignment or arrangement with any creditor which may materially impair its ability to perform its obligations under these Bond Terms; or (C) the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or (D) enforcement of any Security over any of its or their assets having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above; or (E) for paragraphs (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company. However, this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement. (f) Creditor’s process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Group Company having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above and is not discharged within 20 Business Days. (g) Unlawfulness It is or becomes unlawful for the Issuer to perform or comply with any of its obligations under the Finance Documents to the extent this may materially impair: (i) the ability of the Issuer to perform its obligations under these Bond Terms; or (ii) the ability of the Bond Trustee to exercise any material right or power vested to it under the Finance Documents. 17.2 Acceleration of the Bonds If an Event of Default has occurred and is continuing, the Bond Trustee may, in its discretion in order to protect the interests of the Bondholders, or upon instruction received from the Bondholders pursuant to Clause 17.3 (Bondholders’ instructions) below, by serving a Default Notice to the Issuer: (a) declare that the Outstanding Bonds, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

61 (b) exercise any or all of its rights, remedies, powers or discretions under the Finance Documents or take such further measures as are necessary to recover the amounts outstanding under the Finance Documents. 17.3 Bondholders’ instructions The Bond Trustee shall serve a Default Notice pursuant to Clause 17.2 (Acceleration of the Bonds) if: (a) the Bond Trustee receives a demand in writing from Bondholders representing a simple majority of the Voting Bonds, that an Event of Default shall be declared, and a Bondholders’ Meeting has not made a resolution to the contrary; or (b) the Bondholders’ Meeting, by a simple majority decision, has approved the declaration of an Event of Default. 17.4 Calculation of claim The claim derived from the Outstanding Bonds due for payment as a result of the serving of a Default Notice will be calculated at the redemption price set out in Clause 10.1 (Redemption of Bonds). 18. BONDHOLDERS’ DECISIONS 18.1 Authority of the Bondholders’ Meeting (a) A Bondholders’ Meeting may, on behalf of the Bondholders, resolve to alter any of these Bond Terms, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes. (b) The Bondholders’ Meeting cannot resolve that any overdue payment of any instalment shall be reduced unless there is a pro rata reduction of the principal that has not fallen due, but may resolve that accrued interest (whether overdue or not) shall be reduced without a corresponding reduction of principal. (c) The Bondholders’ Meeting may not adopt resolutions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. (d) Subject to the power of the Bond Trustee to take certain action as set out in Clause 19.1 (Power to represent the Bondholders), if a resolution by, or an approval of, the Bondholders is required, such resolution may be passed at a Bondholders’ Meeting. Resolutions passed at any Bondholders’ Meeting will be binding upon all Bondholders. (e) At least 50 per cent. of the Voting Bonds must be represented at a Bondholders’ Meeting for a quorum to be present. (f) Resolutions will be passed by simple majority of the Voting Bonds represented at the Bondholders’ Meeting, unless otherwise set out in paragraph (g) below. (g) Save for any amendments or waivers which can be made without resolution pursuant to paragraph (i) and (ii) of Clause 20.1 (Procedure for amendments and waivers), a DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

62 majority of at least 2/3 of the Voting Bonds represented at the Bondholders’ Meeting is required for approval of any waiver or amendment of these Bond Terms. (h) The Bondholders (both of the Bonds and the Temporary Bonds) shall vote as one, joint creditor class in all matters, provided that no waiver or amendments (to the detriment of the respective Bondholders) may be implemented affecting only either the main ISIN and the separate ISIN for the Temporary Bonds (respectively) without the support of the requisite majority of Bonds by the affected class of Bonds (under its respective ISIN). 18.2 Procedure for arranging a Bondholders’ Meeting (a) A Bondholders’ Meeting shall be convened by the Bond Trustee upon the request in writing of: (i) the Issuer; (ii) Bondholders representing at least 1/10 of the Voting Bonds; (iii) the Exchange, if the Bonds are listed and the Exchange is entitled to do so pursuant to the general rules and regulations of the Exchange; or (iv) the Bond Trustee. The request shall clearly state the matters to be discussed and resolved. (b) If the Bond Trustee has not convened a Bondholders’ Meeting within 10 Business Days after having received a valid request for calling a Bondholders’ Meeting pursuant to paragraph (a) above, then the requesting party may call the Bondholders’ Meeting itself. (c) Summons to a Bondholders’ Meeting must be sent no later than 10 Business Days prior to the proposed date of the Bondholders’ Meeting. The Summons shall be sent to all Bondholders registered in the CSD at the time the Summons is sent from the CSD. If the Bonds are listed, the Issuer shall ensure that the Summons is published in accordance with the applicable regulations of the Exchange. The Summons shall also be published on the website of the Bond Trustee (alternatively by press release or other relevant information platform). (d) Any Summons for a Bondholders’ Meeting must clearly state the agenda for the Bondholders’ Meeting and the matters to be resolved. The Bond Trustee may include additional agenda items to those requested by the person calling for the Bondholders’ Meeting in the Summons. If the Summons contains proposed amendments to these Bond Terms, a description of the proposed amendments must be set out in the Summons. (e) Items which have not been included in the Summons may not be put to a vote at the Bondholders’ Meeting. (f) By written notice to the Issuer, the Bond Trustee may prohibit the Issuer from acquiring or dispose of Bonds during the period from the date of the Summons until the date of the Bondholders’ Meeting, unless the acquisition of Bonds is made by the Issuer pursuant to Clause 10 (Redemption and Repurchase of Bonds). DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

63 (g) A Bondholders’ Meeting may be held on premises selected by the Bond Trustee, or if paragraph (b) above applies, by the person convening the Bondholders’ Meeting (however to be held in the capital of the Relevant Jurisdiction). The Bondholders’ Meeting will be opened and, unless otherwise decided by the Bondholders’ Meeting, chaired by the Bond Trustee. If the Bond Trustee is not present, the Bondholders’ Meeting will be opened by a Bondholder and be chaired by a representative elected by the Bondholders’ Meeting (the Bond Trustee or such other representative, the “Chairperson”). (h) Each Bondholder, the Bond Trustee and, if the Bonds are listed, representatives of the Exchange, or any person or persons acting under a power of attorney for a Bondholder, shall have the right to attend the Bondholders’ Meeting (each a “Representative”). The Chairperson may grant access to the meeting to other persons not being Representatives, unless the Bondholders’ Meeting decides otherwise. In addition, each Representative has the right to be accompanied by an advisor. In case of dispute or doubt regarding whether a person is a Representative or entitled to vote, the Chairperson will decide who may attend the Bondholders’ Meeting and exercise voting rights. (i) Representatives of the Issuer have the right to attend the Bondholders’ Meeting. The Bondholders Meeting may resolve to exclude the Issuer’s representatives and/or any person holding only Issuer’s Bonds (or any representative of such person) from participating in the meeting at certain times, however, the Issuer’s representative and any such other person shall have the right to be present during the voting. (j) Minutes of the Bondholders’ Meeting must be recorded by, or by someone acting at the instruction of, the Chairperson. The minutes must state the number of Voting Bonds represented at the Bondholders’ Meeting, the resolutions passed at the meeting, and the results of the vote on the matters to be decided at the Bondholders’ Meeting. The minutes shall be signed by the Chairperson and at least one other person. The minutes will be deposited with the Bond Trustee who shall make available a copy to the Bondholders and the Issuer upon request. (k) The Bond Trustee will ensure that the Issuer, the Bondholders and the Exchange are notified of resolutions passed at the Bondholders’ Meeting and that the resolutions are published on the website of the Bond Trustee (or other relevant electronically platform or press release). (l) The Issuer shall bear the costs and expenses incurred in connection with convening a Bondholders’ Meeting regardless of who has convened the Bondholders’ Meeting, including any reasonable costs and fees incurred by the Bond Trustee. 18.3 Voting rules (a) Each Bondholder (or person acting for a Bondholder under a power of attorney) may cast one vote for each Voting Bond owned on the Relevant Record Date, ref. Clause 3.3 (Bondholders’ rights). The Chairperson may, in its sole discretion, decide on accepted evidence of ownership of Voting Bonds. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

64 (b) Issuer’s Bonds shall not carry any voting rights. The Chairperson shall determine any question concerning whether any Bonds will be considered Issuer’s Bonds. (c) For the purposes of this Clause 18 (Bondholders’ decisions), a Bondholder that has a Bond registered in the name of a nominee will, in accordance with Clause 3.3 (Bondholders’ rights), be deemed to be the owner of the Bond rather than the nominee. No vote may be cast by any nominee if the Bondholder has presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders’ rights) stating that it is the owner of the Bonds voted for. If the Bondholder has voted directly for any of its nominee registered Bonds, the Bondholder’s votes shall take precedence over votes submitted by the nominee for the same Bonds. (d) Any of the Issuer, the Bond Trustee and any Bondholder has the right to demand a vote by ballot. In case of parity of votes, the Chairperson will have the deciding vote. 18.4 Repeated Bondholders’ Meeting (a) Even if the necessary quorum set out in paragraph (e) of Clause 18.1 (Authority of the Bondholders’ Meeting) is not achieved, the Bondholders’ Meeting shall be held and voting completed for the purpose of recording the voting results in the minutes of the Bondholders’ Meeting. The Bond Trustee or the person who convened the initial Bondholders’ Meeting may, within 10 Business Days of that Bondholders’ Meeting, convene a repeated meeting with the same agenda as the first meeting. (b) The provisions and procedures regarding Bondholders’ Meetings as set out in Clause 18.1 (Authority of the Bondholders’ Meeting), Clause 18.2 (Procedure for arranging a Bondholders’ Meeting) and Clause 18.3 (Voting rules) shall apply mutatis mutandis to a repeated Bondholders’ Meeting, with the exception that the quorum requirements set out in paragraph (e) of Clause 18.1 (Authority of the Bondholders’ Meeting) shall not apply to a repeated Bondholders’ Meeting. A Summons for a repeated Bondholders’ Meeting shall also contain the voting results obtained in the initial Bondholders’ Meeting. (c) A repeated Bondholders’ Meeting may only be convened once for each original Bondholders’ Meeting. A repeated Bondholders’ Meeting may be convened pursuant to the procedures of a Written Resolution in accordance with Clause 18.5 (Written Resolutions), even if the initial meeting was held pursuant to the procedures of a Bondholders’ Meeting in accordance with Clause 18.2 (Procedure for arranging a Bondholders’ Meeting) and vice versa. 18.5 Written Resolutions (a) Subject to these Bond Terms, anything which may be resolved by the Bondholders in a Bondholders’ Meeting pursuant to Clause 18.1 (Authority of the Bondholders’ Meeting) may also be resolved by way of a Written Resolution. A Written Resolution passed with the relevant majority is as valid as if it had been passed by the Bondholders in a Bondholders’ Meeting, and any reference in any Finance Document to a Bondholders’ Meeting shall be construed accordingly. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

65 (b) The person requesting a Bondholders’ Meeting may instead request that the relevant matters are to be resolved by Written Resolution only, unless the Bond Trustee decides otherwise. (c) The Summons for the Written Resolution shall be sent to the Bondholders registered in the CSD at the time the Summons is sent from the CSD and published at the Bond Trustee’s web site, or other relevant electronic platform or via press release. (d) The provisions set out in Clause 18.1 (Authority of the Bondholders’ Meeting), 18.2 (Procedure for arranging a Bondholders’ Meeting), Clause 18.3 (Voting rules) and Clause 18.4 (Repeated Bondholders’ Meeting) shall apply mutatis mutandis to a Written Resolution, except that: (i) the provisions set out in paragraphs (g), (h) and (i) of Clause 18.2 (Procedure for arranging Bondholders Meetings); or (ii) provisions which are otherwise in conflict with the requirements of this Clause 18.5 (Written Resolution), shall not apply to a Written Resolution. (e) The Summons for a Written Resolution shall include: (i) instructions as to how to vote to each separate item in the Summons (including instructions as to how voting can be done electronically if relevant); and (ii) the time limit within which the Bond Trustee must have received all votes necessary in order for the Written Resolution to be passed with the requisite majority, which shall be at least 10 Business Days but not more than 15 Business Days from the date of the Summons (the “Voting Period”). (f) Only Bondholders of Voting Bonds registered with the CSD on the Relevant Record Date, or the beneficial owner thereof having presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders’ rights), will be counted in the Written Resolution. (g) A Written Resolution is passed when the requisite majority set out in paragraph (e) or (f) of Clause 18.1 (Authority of Bondholders’ Meeting) has been obtained, based on a quorum of the total number of Voting Bonds, even if the Voting Period has not yet expired. A Written Resolution will also be resolved if the sufficient numbers of negative votes are received prior to the expiry of the Voting Period. (h) The effective date of a Written Resolution passed prior to the expiry of the Voting Period is the date when the resolution is approved by the last Bondholder that results in the necessary voting majority being obtained. (i) If no resolution is passed prior to the expiry of the Voting Period, the number of votes shall be calculated at the time specified in the summons on the last day of the Voting DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

66 Period, and a decision will be made based on the quorum and majority requirements set out in paragraphs (e) to (g) of Clause 18.1(Authority of Bondholders’ Meeting). 19. THE BOND TRUSTEE 19.1 Power to represent the Bondholders (a) The Bond Trustee has power and authority to act on behalf of, and/or represent, the Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of these Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others. (b) The Issuer shall promptly upon request provide the Bond Trustee with any such documents, information and other assistance (in form and substance satisfactory to the Bond Trustee), that the Bond Trustee deems necessary for the purpose of exercising its and the Bondholders’ rights and/or carrying out its duties under the Finance Documents. 19.2 The duties and authority of the Bond Trustee (a) The Bond Trustee shall represent the Bondholders in accordance with the Finance Documents, including, inter alia, by following up on the delivery of any Compliance Certificates and such other documents which the Issuer is obliged to disclose or deliver to the Bond Trustee pursuant to the Finance Documents and, when relevant, in relation to accelerating and enforcing the Bonds on behalf of the Bondholders. (b) The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer unless to the extent expressly set out in these Bond Terms, or to take any steps to ascertain whether any Event of Default has occurred. Until it has actual knowledge to the contrary, the Bond Trustee is entitled to assume that no Event of Default has occurred. The Bond Trustee is not responsible for the valid execution or enforceability of the Finance Documents, or for any discrepancy between the indicative terms and conditions described in any marketing material presented to the Bondholders prior to issuance of the Bonds and the provisions of these Bond Terms. (c) The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the Finance Documents. The Bond Trustee may submit any instructions received by it from the Bondholders to a Bondholders’ Meeting before the Bond Trustee takes any action pursuant to the instruction. (d) The Bond Trustee is entitled to engage external experts when carrying out its duties under the Finance Documents. (e) The Bond Trustee shall hold all amounts recovered on behalf of the Bondholders on separated accounts. (f) The Bond Trustee shall facilitate that resolutions passed at the Bondholders’ Meeting are properly implemented, provided, however, that the Bond Trustee may refuse to implement resolutions that may be in conflict with these Bond Terms, any other Finance Document, or any applicable law. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

67 (g) Notwithstanding any other provision of the Finance Documents to the contrary, the Bond Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation. (h) If the cost, loss or liability which the Bond Trustee may incur (including reasonable fees payable to the Bond Trustee itself) in: (i) complying with instructions of the Bondholders; or (ii) taking any action at its own initiative, will not, in the reasonable opinion of the Bond Trustee, be covered by the Issuer or the relevant Bondholders pursuant to paragraphs (e) and (g) of Clause 19.4 (Expenses, liability and indemnity), the Bond Trustee may refrain from acting in accordance with such instructions, or refrain from taking such action, until it has received such funding or indemnities (or adequate security has been provided therefore) as it may reasonably require. (i) The Bond Trustee shall give a notice to the Bondholders before it ceases to perform its obligations under the Finance Documents by reason of the non-payment by the Issuer of any fee or indemnity due to the Bond Trustee under the Finance Documents. (j) The Bond Trustee may instruct the CSD to split the Bonds to a lower nominal amount in order to facilitate partial redemptions, write-downs or restructurings of the Bonds or in other situations where such split is deemed necessary. 19.3 Equality and conflicts of interest (a) The Bond Trustee shall not make decisions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. The Bond Trustee shall, when acting pursuant to the Finance Documents, act with regard only to the interests of the Bondholders and shall not be required to have regard to the interests or to act upon or comply with any direction or request of any other person, other than as explicitly stated in the Finance Documents. The Bond Trustee may act as agent, trustee, representative and/or security agent for several bond issues relating to the Issuer notwithstanding potential conflicts of interest. The Bond Trustee is entitled to delegate its duties to other professional parties. 19.4 Expenses, liability and indemnity (a) The Bond Trustee will not be liable to the Bondholders for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. Irrespective of the foregoing, the Bond Trustee shall have no liability to the Bondholders for damage caused by the Bond Trustee acting in accordance with instructions given by the Bondholders in accordance with these Bond Terms. (b) The Bond Trustee will not be liable to the Issuer for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless caused DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

68 by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. (c) Any liability for the Bond Trustee for damage or loss is limited to the amount of the Outstanding Bonds. The Bond Trustee is not liable for the content of information provided to the Bondholders by or on behalf of the Issuer or any other person. (d) The Bond Trustee shall not be considered to have acted negligently in: (i) acting in accordance with advice from or opinions of reputable external experts; or (ii) taking, delaying or omitting any action if acting with reasonable care and provided the Bond Trustee considers that such action is in the interests of the Bondholders. (e) The Issuer is liable for, and will indemnify the Bond Trustee fully in respect of, all losses, expenses and liabilities incurred by the Bond Trustee as a result of negligence by the Issuer (including its directors, management, officers, employees and agents) in connection with the performance of the Bond Trustee’s obligations under the Finance Documents, including losses incurred by the Bond Trustee as a result of the Bond Trustee’s actions based on misrepresentations made by the Issuer in connection with the issuance of the Bonds, the entering into or performance under the Finance Documents, and for as long as any amounts are outstanding under or pursuant to the Finance Documents. (f) The Issuer shall cover all costs and expenses incurred by the Bond Trustee in connection with it fulfilling its obligations under the Finance Documents. The Bond Trustee is entitled to fees for its work and to be indemnified for costs, losses and liabilities on the terms set out in the Finance Documents. The Bond Trustee’s obligations under the Finance Documents are conditioned upon the due payment of such fees and indemnifications. The fees of the Bond Trustee will be further set out in the Bond Trustee Fee Agreement. (g) The Issuer shall on demand by the Bond Trustee pay all costs incurred for external experts engaged after the occurrence of an Event of Default, or for the purpose of investigating or considering (i) an event or circumstance which the Bond Trustee reasonably believes is or may lead to an Event of Default or (ii) a matter relating to the Issuer or any Finance Document which the Bond Trustee reasonably believes may constitute or lead to a breach of any Finance Document or otherwise be detrimental to the interests of the Bondholders under the Finance Documents. (h) Fees, costs and expenses payable to the Bond Trustee which are not reimbursed in any other way due to an Event of Default, the Issuer being Insolvent or similar circumstances pertaining to the Issuer, may be covered by making an equal reduction in the proceeds to the Bondholders hereunder of any costs and expenses incurred by the Bond Trustee in connection therewith. The Bond Trustee may withhold funds from any escrow account (or similar arrangement) or from other funds received from the Issuer or any other person, and to set-off and cover any such costs and expenses from those funds. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

69 (i) As a condition to effecting any instruction from the Bondholders (including, but not limited to, instructions set out in Clause 17.3 (Bondholders’ instructions) or Clause 18.2 (Procedure for arranging a Bondholders’ Meeting)), the Bond Trustee may require satisfactory Security, guarantees and/or indemnities for any possible liability and anticipated costs and expenses from those Bondholders who have given that instruction and/or who voted in favour of the decision to instruct the Bond Trustee. 19.5 Replacement of the Bond Trustee (a) The Bond Trustee may be replaced by a majority of 2/3 of Voting Bonds in accordance with the procedures set out in Clause 18 (Bondholders’ Decisions), and the Bondholders may resolve to replace the Bond Trustee without the Issuer’s approval. (b) The Bond Trustee may resign by giving notice to the Issuer and the Bondholders, in which case a successor Bond Trustee shall be elected pursuant to this Clause 19.5, initiated by the retiring Bond Trustee. (c) If the Bond Trustee is Insolvent, or otherwise is permanently unable to fulfil its obligations under these Bond Terms, the Bond Trustee shall be deemed to have resigned and a successor Bond Trustee shall be appointed in accordance with this Clause 19.5. The Issuer may appoint a temporary Bond Trustee until a new Bond Trustee is elected in accordance with paragraph (a) above. (d) The change of Bond Trustee shall only take effect upon execution of all necessary actions to effectively substitute the retiring Bond Trustee, and the retiring Bond Trustee undertakes to co-operate in all reasonable manners without delay to such effect. The retiring Bond Trustee shall be discharged from any further obligation in respect of the Finance Documents from the change takes effect, but shall remain liable under the Finance Documents in respect of any action which it took or failed to take whilst acting as Bond Trustee. The retiring Bond Trustee remains entitled to any benefits and any unpaid fees or expenses under the Finance Documents before the change has taken place. (e) Upon change of Bond Trustee, the Issuer shall co-operate in all reasonable manners without delay to replace the retiring Bond Trustee with the successor Bond Trustee and release the retiring Bond Trustee from any future obligations under the Finance Documents and any other documents. 20. AMENDMENTS AND WAIVERS 20.1 Procedure for amendments and waivers The Issuer and the Bond Trustee (acting on behalf of the Bondholders) may agree to amend the Finance Documents or waive a past default or anticipated failure to comply with any provision in a Finance Document, provided that: (i) such amendment or waiver is not detrimental to the rights and benefits of the Bondholders in any material respect, or is made solely for the purpose of rectifying obvious errors and mistakes; (ii) such amendment or waiver is required by applicable law, a court ruling or a decision by a relevant authority; or DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

70 (iii) such amendment or waiver has been duly approved by the Bondholders in accordance with Clause 18 (Bondholders’ Decisions). 20.2 Authority with respect to documentation If the Bondholders have resolved the substance of an amendment to any Finance Document, without resolving on the specific or final form of such amendment, the Bond Trustee shall be considered authorised to draft, approve and/or finalise (as applicable) any required documentation or any outstanding matters in such documentation without any further approvals or involvement from the Bondholders being required. 20.3 Notification of amendments or waivers (a) The Bond Trustee shall as soon as possible notify the Bondholders of any amendments or waivers made in accordance with this Clause 20, setting out the date from which the amendment or waiver will be effective, unless such notice according to the Bond Trustee’s sole discretion is unnecessary. The Issuer shall ensure that any amendment to these Bond Terms is duly registered with the CSD. (b) Prior to agreeing to an amendment or granting a waiver in accordance with paragraph (i) Clause 20.1 (Procedure for amendments and waivers), the Bond Trustee may inform the Bondholders of such waiver or amendment at a relevant information platform. 21. MISCELLANEOUS 21.1 Limitation of claims All claims under the Finance Documents for payment, including interest and principal, will be subject to the legislation regarding time-bar provisions of the Relevant Jurisdiction. 21.2 Access to information (a) These Bond Terms will be made available to the public and copies may be obtained from the Bond Trustee or the Issuer. The Bond Trustee will not have any obligation to distribute any other information to the Bondholders or any other person, and the Bondholders have no right to obtain information from the Bond Trustee, other than as explicitly stated in these Bond Terms or pursuant to statutory provisions of law. (b) In order to carry out its functions and obligations under these Bond Terms, the Bond Trustee will have access to the relevant information regarding ownership of the Bonds, as recorded and regulated with the CSD. (c) The information referred to in paragraph (b) above may only be used for the purposes of carrying out their duties and exercising their rights in accordance with the Finance Documents and shall not disclose such information to any Bondholder or third party unless necessary for such purposes. 21.3 Notices, contact information Written notices to the Bondholders made by the Bond Trustee will be sent to the Bondholders via the CSD with a copy to the Issuer and the Exchange (if the Bonds are listed). Any such notice or communication will be deemed to be given or made via the CSD, when sent from the CSD. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

71 (a) The Issuer’s written notifications to the Bondholders will be sent to the Bondholders via the Bond Trustee or through the CSD with a copy to the Bond Trustee and the Exchange (if the Bonds are listed). (b) Notwithstanding paragraph (a) above and provided that such written notification does not require the Bondholders to take any action under the Finance Documents, the Issuer’s written notifications to the Bondholders may be published by the Bond Trustee on a relevant information platform only. (c) Unless otherwise specifically provided, all notices or other communications under or in connection with these Bond Terms between the Bond Trustee and the Issuer will be given or made in writing, by letter or e-mail. Any such notice or communication will be deemed to be given or made as follows: (i) if by letter, when delivered at the address of the relevant party; (ii) if by e-mail, when received; and (iii) if by publication on a relevant information platform, when published. (d) The Issuer and the Bond Trustee shall each ensure that the other party is kept informed of changes in postal address, e-mail address and telephone and contact persons. (e) When determining deadlines set out in these Bond Terms, the following will apply (unless otherwise stated): (i) if the deadline is set out in days, the first day of the relevant period will not be included and the last day of the relevant period will be included; (ii) if the deadline is set out in weeks, months or years, the deadline will end on the day in the last week or the last month which, according to its name or number, corresponds to the first day the deadline is in force. If such day is not a part of an actual month, the deadline will be the last day of such month; and (iii) if a deadline ends on a day which is not a Business Day, the deadline is postponed to the next Business Day. 21.4 Defeasance (a) Subject to paragraph (b) below and provided that: (i) an amount sufficient for the payment of principal and interest on the Outstanding Bonds to the relevant Repayment Date, and always subject to paragraph (c) below (the “Defeasance Amount”) is credited by the Issuer to an account in a financial institution acceptable to the Bond Trustee (the “Defeasance Account”); (ii) the Defeasance Account is irrevocably pledged and blocked in favour of the Bond Trustee on such terms as the Bond Trustee shall request (the “Defeasance Pledge”); and DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

72 (iii) the Bond Trustee has received such legal opinions and statements reasonably required by it, including (but not necessarily limited to) with respect to the validity and enforceability of the Defeasance Pledge, then the Issuer will be relieved from its obligations under paragraph (a) of Clause 15.2 (Requirements as to Financial Reports), Clause 15.3 (Change of Control Event), Clause 15.4 (Information: miscellaneous) and Clause 16 (General and Financial Undertakings). (b) The Bond Trustee shall be authorised to apply any amount credited to the Defeasance Account towards any amount payable by the Issuer under any Finance Document on the due date for the relevant payment until all obligations of the Issuer and all amounts outstanding under the Finance Documents are repaid and discharged in full. (c) The Bond Trustee may, if the Defeasance Amount cannot be finally and conclusively determined, decide the amount to be deposited to the Defeasance Account in its discretion, applying such buffer amount as it deems necessary. A defeasance established according to this Clause 21.4 may not be reversed. 21.5 The Calculation Agent The Issuer reserves the right, subject to the prior approval of the Bond Trustee, under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint another Calculation Agent, provided that it will maintain a Calculation Agent which shall be a financial institution of international repute or a financial adviser with appropriate expertise. Notice of any change in the Calculation Agent will promptly be given by the Issuer to Bondholders. 22. GOVERNING LAW AND JURISDICTION 22.1 Governing law These Bond Terms are governed by the laws of the Relevant Jurisdiction, without regard to its conflict of law provisions. 22.2 Main jurisdiction The Bond Trustee and the Issuer agree for the benefit of the Bond Trustee and the Bondholders that the City Court of the capital of the Relevant Jurisdiction shall have jurisdiction with respect to any dispute arising out of or in connection with these Bond Terms. The Issuer agrees for the benefit of the Bond Trustee and the Bondholders that any legal action or proceedings arising out of or in connection with these Bond Terms against the Issuer or any of its assets may be brought in such court. 22.3 Alternative jurisdiction Clause 22 (Governing law and jurisdiction) is for the exclusive benefit of the Bond Trustee and the Bondholders and the Bond Trustee have the right: (a) to commence proceedings against the Issuer or any of its assets in any court in any jurisdiction; and (b) to commence such proceedings, including enforcement proceedings, in any competent jurisdiction concurrently. DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

73 22.4 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, the Issuer: (i) irrevocably appoints Borr Drilling Management AS as its agent for service of process in relation to any proceedings in connection with these Bond Terms; and (ii) agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose. -----000----- These Bond Terms have been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each. SIGNATURES: The Issuer: BORR DRILLING LIMITED …………………………………………. By: Mi Hong Yoon Position: Director As Bond Trustee: NORDIC TRUSTEE AS …………………………………………. By: Lars Erik Lærum Position: Authorised signatory DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA

74 ATTACHMENT 1 COMPLIANCE CERTIFICATE [date] Borr Drilling Limited 5.00 per cent. bonds 2023/20228 ISIN NO0012828187[ and ISIN NO0012829730] We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond Trustee on behalf of the Bondholders and the undersigned as Issuer. Pursuant to Clause 15.2 (Requirements as to Financial Reports) of the Bond Terms a Compliance Certificate shall be issued in connection with each delivery of Financial Reports to the Bond Trustee. This letter constitutes the Compliance Certificate for the period [•]. Capitalised terms used herein will have the same meaning as in the Bond Terms. With reference to Clause 15.2 (Requirements as to Financial Reports) we hereby certify that all information delivered under cover of this Compliance Certificate is true and accurate and there has been no material adverse change to the financial condition of the Issuer since the date of the last accounts or the last Compliance Certificate submitted to you. Copies of our latest consolidated [Annual Financial Statements] / [Interim Accounts] are enclosed. We confirm that, to the best of our knowledge, no Event of Default has occurred or is likely to occur. Yours faithfully, Borr Drilling Limited ___________________ Name of authorised person Enclosure: Annual Financial Statements / Interim Accounts; [and any other written documentation] DocuSign Envelope ID: 8C72CF49-6F6A-4069-A51E-AB7905F9C9BA